Filed Pursuant to Rule 424(b)(3)
Registration No. 333-194135

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

SUPPLEMENT NO. 19, DATED APRIL 30, 2015,
TO THE PROSPECTUS, DATED APRIL 24, 2014

This prospectus supplement, or this Supplement No. 19, is part of the prospectus, or the Prospectus, of American Realty Capital New York City REIT, Inc., or the Company, dated April 24, 2014. This Supplement No. 19 supersedes and replaces all previous supplements and should be read in conjunction with our Prospectus. This Supplement No. 19 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 19 is to, among other things:

•	update certain operating information;
•	provide updates on the status of our initial public offering, our escrow break, the shares currently available for sale and the status of distributions;
•	add disclosure relating to a change in our independent registered public accounting firm;
•	update disclosure relating to the NAV pricing date;
•	update our investor suitability standards;
•	update our prospectus summary;
•	update the Cautionary Note Regarding Forward-Looking Statements section;
•	update our risk factors;
•	update disclosure relating to our estimated use of proceeds;
•	update disclosure relating to the market overview;
•	update disclosure relating to management;
•	update disclosure relating to the management of our dealer manager;
•	update disclosure relating to management compensation;
•	update disclosure relating to conflicts of interest;
•	update disclosure relating to our investment objectives and criteria;
•	update our description of real estate investments;
•	update disclosure relating to our distributions;
•	update prior performance information;
•	update the description of our securities;
•	update disclosure relating to the partnership agreement of our operating partnership;
•	update disclosure relating to our special limited partner;
•	update disclosure relating to our plan of distribution;
•	update disclosure relating to how to subscribe;
•	update disclosure relating to experts;
•	incorporate certain information by reference;
•	replace Appendix A — Prior Performance Tables;
•	replace Appendix C-1 — American Realty Capital New York City REIT, Inc. Subscription Agreement; and
•	add Appendix C-2 — Multi-Offering Subscription Agreement.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 30.0 million shares of common stock (excluding shares to be issued under the distribution reinvestment plan, or DRIP) on April 24, 2014. On May 29, 2014, we satisfied the general escrow conditions of our public offering of common stock. On such date, we received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock and thereby broke escrow in Ohio and Washington. On June 3, 2014, we received and accepted aggregate subscriptions in excess of $37.5 million in shares of common stock and thereby broke escrow in Pennsylvania. Accordingly, we are now accepting subscriptions from residents of all states.

As of March 31, 2015, we had acquired five properties, which were 87.7% leased on a weighted average basis as of such date. As of March 31, 2015, we had total real estate investments, at cost, of $507.5 million. As of December 31, 2014, we had incurred cumulatively to that date $55.6 million in selling commissions, dealer manager fees and offering costs in connection with the issuance and distribution of our registered securities.

On February 6, 2015, our board of directors approved the reallocation of 10.0 million shares from the DRIP to the primary offering. We will continue to offer shares of our common stock until the earlier of (a) the date that we have sold 40.0 million shares of our common stock pursuant to our primary offering and (b) May 31, 2015.

Shares Currently Available for Sale

As of March 31, 2015, we had received aggregate gross proceeds of $618.4 million, consisting of the sale of 24.6 million shares of common stock in our public offering and $8.5 million from the DRIP. As of March 31, 2015, there are 24.9 million shares of our common stock outstanding, including shares issued under the DRIP and unvested restricted stock. As of March 31, 2015, there are 15.4 million shares of our common stock available for sale, excluding shares available under our DRIP.

Status of Distributions

On May 22, 2014, our board of directors authorized, and we declared, a distribution payable to stockholders of record each day during the applicable period at a rate equal to $0.0041438356 per day based on a price of $25.00 per share of common stock, which is equivalent to $1.5125, based on a 365-day year. The distributions began to accrue on June 13, 2014, which date represents the closing of our initial property acquisition, and were first paid in July 2014. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

During the year ended December 31, 2014, distributions paid to common stockholders totaled $7.8 million, inclusive of $4.5 million of distributions reinvested through the DRIP. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the year ended December 31, 2014, cash used to pay our distributions was generated from proceeds from our offering and proceeds from our offering which were reinvested in common stock issued under our DRIP. We have continued to pay distributions to our stockholders each month since our initial distribution payment in July 2014. There is no assurance that we will continue to declare distributions at this rate.

The following table shows the sources for the payment of distributions to our common stockholders for the period indicated:

	Year Ended December 31, 2014
(In thousands)		Percentage of Distributions
Distributions(1):
Distributions paid in cash	$3,318
Distributions reinvested	4,526
Distributions in unvested restricted shares	2
Total distributions	$7,846
Source of distribution coverage:
Cash flows provided by operations(1)	$—	—%
Common stock issued under the DRIP/offering proceeds	4,526	57.7%
Proceeds from issuance of common stock	3,320	42.3%
Proceeds from financings	—	—%
Total sources of distributions	$7,846	100.0%
Cash flows used in operations (GAAP(2) basis)(3)	$(4,965)
Net loss attributable to stockholders (in accordance with GAAP)	$(6,519)

(1)	Excludes distributions related to Class B units, the expense for which is included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.
(2)	Accounting principles generally accepted in the United States of America, or GAAP.
(3)	Cash flows used in operations for the year ended December 31, 2014 includes cash-related acquisition and transaction related expenses of $6.1 million.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from December 19, 2013 (date of inception) through December 31, 2014:

(in thousands)	For the Period from December 19, 2013 (date of inception) to December 31, 2014
Distributions paid:
Common stockholders in cash	$3,318
Common stockholders pursuant to DRIP/offering proceeds	4,526
Unvested restricted shares	2
Total distributions paid	$7,846
Reconciliation of net loss:
Revenues	$2,851
Acquisition and transaction related	(6,148)
Depreciation and amortization	(2,015)
Other operating expenses	(1,223)
Other non-operating income	16
Net loss (in accordance with GAAP)(1)	$(6,519)
Cash flows used in operations	$(4,965)
FFO	$(4,504)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization as well as costs incurred relating to acquisitions and related transactions.

As shown in the table above, during the year ended December 31, 2014, we funded distributions with proceeds from our offering and proceeds from our offering which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, our cumulative distributions have exceeded our cumulative FFO. See “Risk Factors — Risks Related to Our Properties and Operations — Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interest in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.”

Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the number of shares outstanding on December 31st of the previous calendar year. Further, the amount we spend to repurchase shares in a given quarter will be limited to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. If we reach our limit on repurchases during any quarter, we will not accept any additional redemption requests for the remainder of such quarter, and the share repurchase program will resume on the first day of the next calendar quarter. As of December 31, 2014, no shares had been repurchased or requested to be repurchased.

Status of Fees Paid and Deferred

The following table reflects the fees and expense reimbursements incurred, forgiven and unpaid to our dealer manager, advisor and property manager as of and for the period presented:

(In thousands)	Incurred Year Ended December 31, 2014	Forgiven Year Ended December 31, 2014	Unpaid as of December 31, 2014
Offering Stage
Selling commissions and dealer manager fees	$46,997	$—	$197
Other fees and expense reimbursements	6,656	—	912
Operational Stage
Acquisition fees and related cost reimbursements	5,251	—	—
Property management and leasing fees	—	101	—
Distributions on Class B Units	2	—	—

Real Estate Investment Summary

We acquire and operate properties within the five boroughs of New York City, with a focus on Manhattan. As of March 31, 2015, the company owned five properties, which were 87.7% leased. Our portfolio of real estate properties was comprised of the following properties as of March 31, 2015:

Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Remaining Lease Term(1)	Base Purchase Price(2)
						(In thousands)
421 W 54th Street – Hit Factory	Jun. 2014	1	12,327	100%	5.5	$7,250
400 E 67th Street – Laurel Condominium	Sept. 2014	1	58,750	100%	9.0	76,000
200 Riverside Boulevard – ICON Garage	Sept. 2014	1	61,475	100%	22.5	9,000
570 Seventh Avenue	Nov. 2014	1	166,639	45.8%	3.7	162,291
123 William Street	Mar. 2015	1	542,666	97.5%	8.2	253,000
		5	841,857	87.7%	8.1	$507,541

(1)	Remaining lease term in years as of March 31, 2015, calculated on a weighted-average basis.
(2)	Contract purchase price, net of purchase price adjustments, excluding acquisition related costs.

Future Lease Expirations

The following is a summary of lease expirations for the next ten years at the properties we own as of March 31, 2015:

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1)	Annualized Rental Income as a Percentageof the Total Portfolio	Leased Rentable Sq. Ft.	Percent of Portfolio Rentable Sq.Feet Expiring
	(in thousands)
2015	5	$1,405	4.8%	54,905	7.5%
2016	3	832	2.8%	28,855	3.9%
2017	7	2,832	9.7%	71,514	9.7%
2018	4	1,211	4.1%	26,801	3.6%
2019	4	1,336	4.6%	32,198	4.4%
2020	7	2,057	7.1%	51,879	7.0%
2021	4	1,642	5.6%	45,576	6.2%
2022	3	3,665	12.5%	98,445	13.3%
2023	—	—	—%	—	—%
2024	3	3,769	12.9%	67,301	9.1%
	40	$18,749	64.1%	477,474	64.7%

(1)	Annualized rental income as of March 31, 2015 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Tenant Concentration

There are no tenants, in the aggregate, which represents greater than 10% of total portfolio rentable square footage as of March 31, 2015.

Selected Financial Data

The following is selected financial data as of December 31, 2014 and 2013 and for the year ended December 31, 2014. There was no revenue, net loss, cash flows used in operating, investing or financing activities during the period from December 19, 2013 (date of inception) to December 31, 2013.

Balance sheet data (in thousands)	December 31, 2014	December 31, 2013
Total real estate investments, at cost	$270,083	$—
Total assets	458,565	35
Total liabilities	21,159	35
Total stockholders’ equity	437,406	—

Operating data (in thousands, except for share and per share data)	Year Ended December 31, 2014
Total revenues	$2,851
Operating expenses:
Total operating expenses	9,386
Operating Loss	(6,535)
Total other income	16
Net loss	$(6,519)
Other data:
Cash flows used in operating activities	$(4,965)
Cash flows used in investing activities	(256,567)
Cash flows provided by financing activities	445,873
Per share data:
Basic and diluted net loss per share	$(1.44)
Basic and diluted weighted-average shares outstanding	4,530,066

Management Updates

Resignation of Edward M. Weil as Treasurer and Secretary; Appointment of Gregory W. Sullivan as Treasurer and Michael A. Happel as Secretary

On November 11, 2014, in light of his recent appointment as chief executive officer of RCS Capital Corporation, Edward M. Weil, Jr. resigned from his roles as treasurer and secretary of the Company, effective as of that same date. Mr. Weil did not resign pursuant to any disagreement with the Company. Mr. Weil also resigned from his roles as treasurer and secretary of the Company’s advisor and property manager. Simultaneously with Mr. Weil’s resignation from his roles as treasurer and secretary of the Company, the Company’s board of directors, or the Board, appointed Gregory W. Sullivan, then the chief financial officer and chief operating officer of the Company, to serve as the Company’s treasurer, effective as of that same date. Mr. Sullivan will also continue to serve in his capacity as chief financial officer and chief operating officer of the Company. Mr. Sullivan will also replace Mr. Weil as treasurer of the Company’s advisor and property manager. Also simultaneously with Mr. Weil’s resignation from his roles as treasurer and secretary of the Company, the Board of directors appointed Michael A. Happel, then the president of the Company, to serve as the Company’s secretary, effective as of that same date. Mr. Happel will also continue to serve in his capacity as president of the Company. Mr. Happel will also replace Mr. Weil as secretary of the Company’s advisor and property manager.

Appointment of Michael A. Happel as Chief Executive Officer to Replace Nicholas S. Schorsch

On November 20, 2014, the Board appointed Michael A. Happel, currently the president and secretary of the Company, to serve as the Company’s chief executive officer. Mr. Happel, currently president and secretary of the Company’s advisor and the Company’s property manager, will also serve as chief executive officer of the Company’s advisor and the Company’s property manager. Mr. Happel will continue to serve in his roles as president and secretary of the Company, the Company’s advisor and the Company’s property manager. In connection with Mr. Happel’s appointment as chief executive officer, Nicholas S. Schorsch resigned from his role as chief executive officer of the Company, effective as of that same date. Mr. Schorsch did not resign pursuant to any disagreement with the Company. Mr. Schorsch also resigned from his role as chief executive officer of the Company’s advisor and the Company’s property manager.

Company Simplifies Board Structure as Part of Sponsor’s Corporate Governance Initiative

On December 29, 2014, the Board implemented certain changes to the composition of the Board consistent with its sponsor’s year-long initiative to further enhance the corporate governance profiles of its various sponsored programs, including promoting or appointing experienced management, mitigating potential conflicts, reducing complexity and minimizing overlap among directors of its sponsored programs.

Appointment of William M. Kahane as Executive Chairman to Replace Nicholas S. Schorsch

On December 29, 2014, the Board appointed William M. Kahane, then a member of the Board, to serve as the executive chairman of the Board, effective as of that same date. In connection with Mr. Kahane’s appointment as executive chairman of the Board, Nicholas S. Schorsch resigned from his role as chairman of the Board. Mr. Schorsch did not resign pursuant to any disagreement with the Company. Simultaneously with the resignation of Mr. Schorsch, the Board took action to reduce the number of directors constituting the entire Board to four directors pursuant to Article III, Section 2 of the Company’s bylaws, with such reduction in size of the Board being effective immediately following the resignation of Mr. Schorsch.

Appointment of Elizabeth K. Tuppeny as Audit Committee Chairman and Lead Independent Director

In addition, on December 29, 2014, the Board appointed Elizabeth K. Tuppeny, currently an independent director and member of the audit committee of the Company, as lead independent director and chairman of the Company’s audit committee. The Board has determined that Ms. Tuppeny qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Board has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on the Board’s meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise assumes such responsibilities as may be assigned to her by the Board. Consistent with current practices, the Company will compensate Ms. Tuppeny for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Resignation of Robert T. Cassato

On February 10, 2015, Mr. Robert T. Cassato resigned as a member of the Board, effective as of that same date, to pursue other business endeavors. Mr. Cassato did not resign pursuant to any disagreement with the Company. Mr. Cassato served as an independent director and a member of the Company’s audit committee since March 2014.

Following the resignation of Mr. Cassato, the Board took action to reduce the number of directors constituting the entire Board to three directors pursuant to Article III, Section 2 of the Company’s bylaws, with such reduction in size of the Board being effective immediately following the resignation of Mr. Cassato.

Change in Auditor

On January 22, 2015, Grant Thornton LLP, or Grant Thornton, resigned as the Company’s independent registered public accounting firm. Grant Thornton’s resignation was accepted by the Company’s audit committee.

Grant Thornton’s audit reports on the Company’s consolidated financial statements for the period from December 19, 2013 to January 2, 2014 and for the period from December 19, 2013 to December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Since the Company’s establishment in December 2013 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through January 22, 2015, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the foregoing statements and has requested and received from Grant Thornton a letter addressed to the Securities and Exchange Commission stating that Grant Thornton agrees with the above statements.

On February 2, 2015, we engaged KPMG LLP, or KPMG, as our new independent registered public accounting firm for the fiscal year ended December 31, 2014. Our audit committee participated in and approved the decision to appoint KPMG.

During our two most recent fiscal years and the subsequent interim period from January 1, 2015 through February 2, 2015, neither we nor anyone acting on behalf of us, consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Engagement of Deloitte & Touche, LLP

On December 19, 2014, AR Capital, LLC, the parent of our sponsor, engaged Deloitte & Touche, LLP, or Deloitte, to provide outsourced internal audit services on behalf of the publicly registered, nontraded companies that AR Capital, LLC directly or indirectly sponsors, including us. Pursuant to the engagement, Deloitte will work with our management to develop an annual risk-based internal audit work plan and budget which will be presented to our audit committee for approval, provide our audit committee with a quarterly update on its work and formally report the results of its work to our audit committee.

Independence from Accounting Issues Identified by American Realty Capital Properties, Inc.

Since the announcement on October 29, 2014, by American Realty Capital Properties, Inc., or ARCP, a publicly-traded REIT previously sponsored by the parent of our sponsor, relating to certain ARCP accounting misstatements, our sponsor and our dealer manager have engaged in continuous dialogue with soliciting dealers through which our offering is distributed to clarify that ARCP is a separate publicly-listed company and is not affiliated with us, and we and ARCP have independent accounting teams and no overlapping accounting and control systems. Our sponsor and dealer manager believe that the independent broker-dealer community remains supportive of direct investment products sponsored by our sponsor, including our offering, and are providing soliciting dealers with requested information in order to maintain distribution relationships.

PROSPECTUS UPDATES

Cover Page

The sixth sentence of the first paragraph on the cover page of the Prospectus is hereby deleted in its entirety and replaced in its entirety with the following disclosure.

“Beginning with the NAV pricing date (as described below), the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to our per share net asset value, or NAV, as determined by our advisor, divided by the number of shares of our common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, plus, in the case of our primary offering, applicable commissions and fees. For purposes of this prospectus, the NAV pricing date means the date we first publish an estimated per share NAV, which will be on or prior to October 26, 2016, which is 150 days following the second anniversary from the date we broke escrow in our primary offering. If we publish an estimated per share value during this offering, then our board of directors may change the offering price of shares offered in the primary offering as well as the price at which shares are being offered pursuant to our DRIP. We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the $25.00 per share or $23.75 per share price, as applicable, listed in this offering.”

The following disclosure is added as the last bulleted risk factor on the cover of the Prospectus.

“•	Our dealer manager is one of our affiliates and has not conducted an independent review of this prospectus or us.”

The fifth paragraph on the cover page of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“This offering will end no later than April 24, 2016, which is two years from the effective date of this offering. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are effective for a period of one year, subject to renewal should the offering continue beyond the one-year period. Thus, we may have to stop selling shares in any state in which our registration is not renewed at the end of the registration period or otherwise extended. On May 29, 2014, we satisfied the general escrow conditions of our public offering of common stock in all states. On such date, we broke the $2.0 million minimum escrow amount and received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock to break escrow in Ohio and Washington as well. On June 3, 2014, we broke escrow in Pennsylvania after we received and accepted aggregate subscriptions in excess of $37.5 million in shares of common stock. Accordingly, we are able to accept subscriptions from all states, in which we have cleared the state escrow requirements and received state clearance of registration of the common stock.”

The sixth paragraph on the cover page of the Prospectus is hereby deleted in its entirety.

Investor Suitability Standards

The disclosure under the heading “Investor Suitability Standards” on pages i – iii of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. To the extent that you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence, these investor suitability standards do not apply to you. Persons who meet the applicable investor suitability standards and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

We have established suitability standards for initial purchasers and subsequent purchasers of shares from our stockholders, based on the Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted by NASAA, or the NASAA REIT Guidelines. In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of shares as described below.

The minimum purchase is $2,500 (which would purchase 100 shares at the full, undiscounted primary offering price). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by applicable state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

Several states have established suitability requirements that add to and/or apply additional requirements to the general suitability standards described below. Shares in this offering will be sold to investors in these states only if they meet the state-specific suitability standards set forth below. In many states, the specific suitability standards exclude from the calculation of net worth or liquid net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	An investor must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and our affiliates.

California

•	In addition to the general suitability requirements described above, a California investor’s maximum investment in us will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).

Iowa

•	Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a Net Worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor’s maximum aggregate investment in our common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in us and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky

•	All Kentucky residents who invest in the issuer’s securities must have a minimum gross annual income of $70,000 and a minimum net worth of $70,000 (as defined in the North American Securities Administrators Association’s (NASAA) Statement of Policy Regarding Real Estate Investment Trusts (“SOP”)), or a minimum net worth alone of $250,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in our shares or the shares of our affiliate’s non-publicly traded real estate investment trusts.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Michigan

•	The maximum investment allowable in us for a Michigan investor is 10% of his or her net worth.

Missouri

•	In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor’s liquid net worth may be invested in the securities registered by us for this offering with the Missouri Securities Division.

Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s investment in us and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

New Jersey

•	An investor must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) shall not exceed 10% of his or her liquid net worth.

New Mexico

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor’s aggregate investment in our shares, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in us and that they meet one of the general suitability standards described above.

Ohio

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor’s aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.

Pennsylvania

•	The maximum investment allowable in us for a Pennsylvania is 10% of his or her net worth.

Tennessee

•	A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Alternatively, except for investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, North Carolina, Oregon or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) for each offering at least five (5) business days prior to making any investment and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Cautionary Note Regarding Forward-Looking Statements

The following is added as the second to last paragraph under the section entitled “Cautionary Note Regarding Forward-Looking Statements” on page iv of the Prospectus.

“This prospectus contains estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable and the conclusions contained in the publications and reports are reasonable.”

Prospectus Summary

The first paragraph under the question entitled “What is American Realty Capital New York City REIT, Inc.?” on page 1 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We are a Maryland corporation incorporated on December 19, 2013 that intends to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2014 or our first year of material operations. We expect to invest a majority of our assets in office properties located in the five boroughs of New York City, with a focus on Manhattan. We may also invest in certain real estate assets that accompany office properties, including retail spaces and amenities, as well as hospitality assets, residential assets and other property types exclusively in New York City. We are one of 14 publicly offered REITs sponsored or co-sponsored by the American Realty Capital group of companies including Phillips Edison Grocery Center REIT, Inc., a Maryland corporation organized on October 13, 2009, or PECO; American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation organized on September 10, 2010, or ARC DNAV; American Realty Capital — Retail Centers of America, Inc., a Maryland corporation organized on July 29, 2010, or ARC RCA; American Realty Capital Global Trust, Inc., a Maryland corporation organized on July 13, 2011, or ARC Global; American Realty Capital Healthcare Trust II, Inc., a Maryland corporation organized on October 15, 2012, or ARC HT II; ARC Realty Finance Trust, Inc., a Maryland corporation organized on November 15, 2012, or ARC RFT; American Realty Capital Trust V, Inc., a Maryland corporation organized on January 22, 2013, or ARCT V; Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation organized on June 5, 2013, or PECO II; American Realty Capital Hospitality Trust, Inc., a Maryland corporation organized on July 25, 2013, or ARC HOST; United Development Funding Income Fund V, a Maryland corporation organized on October 1, 2013, or UDF V; American Realty Capital Healthcare Trust III, Inc., a Maryland corporation organized on April 24, 2014, or ARC HT III; American Realty Capital Global Trust II, Inc., a Maryland corporation organized on April 23, 2014, or ARC Global II; and American Realty Capital — Retail Centers of America II, Inc., a Maryland corporation organized on April 23, 2014, or ARC RCA II. Additionally, the American Realty Capital group of companies is the current or former sponsor of two NASDAQ-listed REITs, American Realty Capital Properties, Inc., or ARCP, and American Realty Capital Healthcare Trust, Inc., or ARC HT, and one New York Stock Exchange-listed REIT, New York REIT, Inc. (formerly American Realty Capital New York Recovery REIT, Inc.), or NYRT. The American Realty Capital group of companies is also the co-sponsor of two business development companies, Business Development Corporation of America, a Maryland corporation organized on May 5, 2010, or BDCA, and Business Development Corporation of America II, a Maryland corporation organized on April 17, 2014, or BDCA II, and a non-traded oil and gas limited partnership, American Energy Capital Partners, LP, a Delaware limited partnership organized on October 30, 2013, or AEP. For additional information concerning these other American Realty Capital-sponsored programs, please see the section in this prospectus entitled “Conflicts of Interest.””

The bullet “Monthly Distributions” on page 2 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“•	Monthly Distributions — Pay distributions monthly, as described under Management’s Discussion and Analysis of Financial Condition and Results of Operations — Distributions.”

The following is added as the last bullet point to the question “What are your investment objectives?” on page 2 of the Prospectus.

“•	Positive Spread — Purchase properties that provide a positive spread between cash flow yield and borrowing costs.”

The first sentence under the question “What is the experience of your sponsor?” on page 3 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“American Realty Capital III, LLC, or our sponsor, is directly or indirectly controlled by Nicholas S. Schorsch, and William M. Kahane, the executive chairman of our board of directors.”

The last sentence of the second paragraph under the heading “Who is your advisor and what will its responsibilities be?” on page 3 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Michael A. Happel and Gregory W. Sullivan, who are executive officers of our company, act as executive officers of our advisor.”

The following disclosure is added as the last two bullet points under the question entitled “Are there any risks involved in an investment in your shares?” on page 4 of the Prospectus.

“•	We will use, and we intend to disclose to investors, funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss of cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance;
•	Our dealer manager is one of our affiliates and has not conducted an independent review of this prospectus or us.”

The second sentence under the heading “What is the role of our board of directors?” on page 4 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We have three members of our board of directors, two of whom are independent of our sponsor and its affiliates.”

The second paragraph on page 6 of the Prospectus is hereby deleted in its entirety.

The estimated use of proceeds table under the question “How will you use the proceeds raised in the offering?” on page 9 of the Prospectus is hereby deleted in its entirety and replaced with the following table.

	“Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$750,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	$200,000	10.0	$75,000,000	10.0
Organization and offering expenses(2)	$40,000	2.0	$15,000,000	2.0
Amount available for investment	$1,760,000	88.0%	$660,000,000	88.0%
Acquisition:
Acquisition fees	$26,400	1.3	$9,900,000	1.3
Acquisition expenses	$17,600	0.9	$6,600,000	0.9
Amount invested in properties(3)	$1,716,000	85.8%	$643,500,000	85.8%”

Footnote (3) to the question “What conflicts of interest does your sponsor face?” on page 11 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“3. Our dealer manager is owned by an entity that is under common control with the parent of our sponsor.”

The following disclosure is added as the last sentence of the first paragraph under the question entitled “What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?” on page 12 of the Prospectus.

“To the extent we enter into a joint venture agreement, our advisor will be compensated on the same basis described below proportionately with our interest in the joint venture.”

The disclosure relating to Acquisition Expenses on pages 15 – 16 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Acquisition Expenses — Our Advisor, Third Parties and our Advisor’s Affiliates	We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will also pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.	$17,600/$6,600,000 (or $32,000/$12,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $70,400/$26,400,000 assuming the maximum leverage of approximately 75% permitted by our charter).”

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially at 0.50% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). By initially fixing insourced expenses for each acquisition and for any year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses will be if we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market rates, if needed.
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of the contract purchase price of our assets.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, measured at the end of our acquisition phase, exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such portfolio of investments).

The disclosure relating to the Asset Management Subordinated Participation on pages 16 – 17 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Asset Management Subordinated Participation — Our Advisor(2)	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, after the NAV pricing date, to per share NAV. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

The disclosure relating to the Financing Coordination Fee on page 18 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Financing Coordination Fee — Our Advisor and its Affiliates	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$10,800/$4,050,000, respectively, assuming we incur our expected leverage ratio of 45% set forth in our investment guidelines or $39,600/$14,850,000, respectively, assuming the maximum leverage of 75% permitted by our charter.”

The disclosure relating to the Annual Subordinated Performance Fee on page 20 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Annual Subordinated Performance Fee — Advisor and its Affiliates(3)	We will pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to stockholders, payable monthly in arrears, such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors (which is the aggregate of an amount equal to 100% of the original issue price of our shares), our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the advisor does not exceed 10.0% of the aggregate return for such year, and that the amount paid to the advisor will not be paid unless investors receive a cumulative return of capital contributions. This fee will be payable only from realized appreciation in the company’s assets upon sale, other disposition or refinancing of such assets, which results in our return on stockholders’ capital exceeding 6.0% of the original issue price of our shares per annum.	The actual amount will depend on our performance, as well as on the number of shares sold, the per share NAV and the period of time that the investor continues to hold the shares.”

The disclosure relating to the Subordinated Distribution upon Termination of the Advisory Agreement on page 21 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Subordinated Distribution upon Termination of the Advisory Agreement — The Special Limited Partner and its Affiliates(3)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions paid to stockholders exceeds the sum of the aggregate capital contributed by investors, which is the amount equal to 100% of the original issue price of our shares, plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.”

Footnote (2) on pages 21 – 22 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“(2) For example, if the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000 and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.66 Class B Units would be issuable to our advisor (($50,000,000 × 0.1875%) ÷ $22.50 = 4,166.66). This example assumes, for periods following the NAV pricing date, that the fair value of our assets exceeds the cost of our assets and that per share NAV is $22.50.”

The question “How many real estate investments do you currently own?” on page 22 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“How many real estate investments do you currently own?

As of March 31, 2015, we had acquired five properties, which were 87.7% leased as of such date. Because we have not yet identified any other specific assets to acquire, we are considered a blind pool. As specific investments become probable, we will supplement this prospectus to provide information regarding the probable investment to the extent it is material to an investment decision with respect to our common stock. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.”

The question “How do I subscribe for shares?” on page 22 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign the subscription agreement in the form attached hereto as Appendix C-1 for a specific number of shares and pay for the shares at the time you subscribe. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) for each offering at least five (5) business days prior to making any investment and meet the requisite criteria and suitability standards for any such other product(s).”

The second to last sentence of the first paragraph on page 27 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Our transfer agent is owned by an entity which is under common control with our sponsor.”

Risk Factors

The following disclosures are hereby inserted as new risk factors under the section “Risk Factors — Risks Related to an Investment in American Realty Capital New York City REIT, Inc.” beginning on page 28 of the Prospectus.

“We rely significantly on six major tenants and therefore, are subject to tenant credit concentrations that make us more susceptible to adverse events with respect to these tenants.

As of March 31, 2015, the following five tenants represented 5% or more of our total annualized rental income on a straight-line basis:

Tenant	Percentage of Straight-Line Rental Income
Planned Parenthood Federation of America(1)	11.4%
The People of the State of New York	10.7%
Cornell University	8.5%
The City of New York	8.1%
United States of America	6.6%

(1)	The tenant has the option to cancel the lease if the tenant is unable to sell a certain property no later than July 31, 2015.

The financial failure of any or all of these tenants is likely to have a material adverse effect on our results of operations and our financial condition. In addition, the values of these investments are driven in part by the credit quality of the underlying tenants, and an adverse change in the tenants’ financial conditions or a decline in the credit rating of such tenants may result in a decline in the value of our investments and have a material adverse effect on our results from operations.

Our stockholders’ interest in us may be diluted if the price we pay in respect of shares repurchased under our SRP exceeds the net asset value, at such time as we calculate NAV, of our shares.

The prices we may pay for shares repurchased under our SRP may exceed the net asset value of the shares at the time of repurchase, which may reduce the NAV of the remaining shares.

Disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the Parent of our Sponsor may adversely affect our ability to raise substantial funds.

Beginning in October 2014, and including disclosures made on March 2, 2015, ARCP, an entity previously sponsored by the parent of our sponsor has disclosed various items that have had a material adverse effect on its business, results of operations and financial condition. These items include the need to restate previously issued financial statements that were intentionally not corrected, a lack of effective internal control over financial reporting and disclosure controls and procedures as well as the presence of various regulatory investigations. See “Prior Performance Summary — Adverse Business Developments and Conditions.”

Since the initial announcement in October 2014, a number of participating broker-dealers temporarily suspended their participation in the distribution of our offering. Although certain of these broker-dealers have reinstated their participation, we cannot predict the length of time the remaining temporary suspensions will continue or whether all participating broker-dealers will reinstate their participation in the distribution of our offering. As a result, our ability to raise substantial funds may be adversely impacted.”

The first sentence under the risk factor entitled “Purchases of common stock by our directors, our officers, officers and employees of our dealer manager, other affiliates and Friends in this offering should not influence investment decisions of independent, unaffiliated investors.” on page 28 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Our directors, our officers, officers and employees of our dealer manager, other affiliates and Friends may purchase shares of our common stock.”

The first sentence under the risk factor entitled “Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.” on page 29 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We have retained our dealer manager, which is owned by an entity under common control with the parent of our sponsor, to conduct this offering.”

The risk factor entitled “Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may reduce value of your investment.” on page 30 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows used in operations were $5.0 million for the year ended December 31, 2014 and, as such, our distributions were paid with cash proceeds from our offering and proceeds from our offering which were reinvested in common stock issued under our DRIP. During the year ended December 31, 2014, we paid distributions of $7.8 million, of which $3.3 million, or 42.3%, was funded from cash proceeds from the offering and $4.5 million, or 57.7%, was funded from proceeds from our offering which were reinvested in common stock issued under our DRIP. During the year ended December 31, 2014 cash flows from operations included an increase in accounts payable and accrued expenses of $1.0 million, as reflected on the statement of cash flows. Accordingly, if these accounts payable and accrued expenses had been paid during the year ended December 31, 2014, there would have been $1.0 million less in cash flows from operations available to pay distributions. Using offering proceeds to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes. We may continue to use net offering proceeds to fund distributions.

We may not generate sufficient cash flows from operations to pay distributions. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our offering. We have not established any limit on the amount of proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute each stockholder’s interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to stockholders upon a liquidity event, any or all of which may have an adverse effect on an investment in our shares.”

The first sentence under the risk factor entitled “The loss of or the inability to obtain key real estate professionals at our advisor or our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.” on page 32 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Our success depends to a significant degree upon the contributions of Messrs. Happel and Sullivan at our advisor and William E. Dwyer III and Louisa H. Quarto at our dealer manager.”

The first sentence under the risk factor “We may be unable to pay or maintain cash distributions or increase distributions over time.” on page 33 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“There are many factors that can affect the availability and timing of cash distributions to stockholders, including the amount of cash flow from operations and FFO.”

The disclosure under the risk factor entitled “Because other real estate programs sponsored directly or indirectly by the parent of our sponsor and offered through our dealer manager may conduct offerings concurrently with our offering, our sponsor and our dealer manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.” on page 35 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“The parent of our sponsor is the sponsor of several other non-traded REITs for which affiliates of our advisor are also advisors that are raising capital in ongoing public offerings of common stock. Our dealer manager, which is owned by an entity under common control with the parent of our sponsor, is the dealer manager or is named in the registration statement as the dealer manager in a number of ongoing public offerings by non-traded REITs, including some offerings sponsored directly or indirectly by the parent of our sponsor. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with this offering.

As a result, our sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. There may be periods during which one or more programs sponsored directly or indirectly by the parent of our sponsor will be raising capital and might compete with us for investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

We also will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to invest in real estate assets.”

The disclosure under the risk factor entitled “All of our executive officers, some of our directors and the key real estate and other professionals assembled by our advisor, our property manager and our dealer manager face conflicts of interest related to their positions or interests in affiliates of our sponsor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.” on page 36 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“All of our executive officers, some of our directors and the key real estate and other professionals assembled by our advisor, property manager and dealer manager are also executive officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager, our dealer manager or other sponsor-affiliated entities.

Through our sponsor’s affiliates, some of these persons work on behalf of programs sponsored directly or indirectly by the parent of our sponsor that are currently raising capital publicly. As a result, they have loyalties to each of these entities, which loyalties could conflict with the fiduciary duties they owe to us and could result in action or inaction detrimental to our business. Conflicts with our business and interests are most likely to arise from (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) development of our properties by affiliates, (d) investments with affiliates of our advisor, (e) compensation to our advisor and (f) our relationship with our advisor, our dealer manager and our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.”

The risk factor “Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.” on page 37 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“The conflicts of interest inherent in the incentive fee structure of our arrangements with our advisor and its affiliates could result in actions that are not necessarily in the long-term best interests of our stockholders, including required payments if we terminate the advisory agreement, even for poor performance by our advisor.

Under our advisory agreement and the limited partnership agreement of our operating partnership, or the partnership agreement, the special limited partner and its affiliates will be entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our advisor to perform in our best interests. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, its interests may not be wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle it or the special limited partner to fees. In addition, the special limited partner and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor and its affiliates, including the special limited partner, to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

Moreover, the partnership agreement will require our operating partnership to pay a performance-based termination distribution to the special limited partner or its assignees if we terminate the advisory agreement, even for poor performance by our advisor, prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. Similarly, because this distribution will still be due even if we terminate the advisory agreement for poor performance, our advisor may be incentivized to focus its resources and attention on other matters or otherwise fail to use its best efforts on our behalf.

In addition, the requirement to pay the distribution to the special limited partner or its assignees at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the special limited partner or its assignees. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control. In addition, our advisor will be entitled to an annual subordinated performance fee such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to our advisor does not exceed 10.0% of the aggregate return for such year, and that the amount, while accruing annually in each year the 6.0% return is attained, will not actually be paid to our advisor unless investors receive a return of capital contributions, which could encourage our advisor to recommend riskier or more speculative investments.”

The risk factor entitled “We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operation are not equivalent to our net income or loss of cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.” on page 38 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operations are not equivalent to our net income or loss of cash flow from operations as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We use, and we intend to continue disclosing to investors, funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss or cash flow from operations as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance and ability to pay distributions. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjust for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.

In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.”

The title of the risk factor “Because our dealer manager is owned by an entity under common ownership with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.” on page 43 of the Prospectus is hereby deleted in its entirety and replaced with the following title.

“Because our dealer manager is owned by an entity under common control with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.”

The first sentence of the risk factor entitled “Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.” on page 43 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Our advisor, its affiliates and entities under common control with our advisor perform services for us in connection with the sale of shares in this offering, the performance of transfer agency services, the selection and acquisition of our investments, the coordination of financing, the management and leasing of our properties, the administration of our other investments, as well as the performance of other administrative responsibilities for us including accounting services, transaction management services and investor relations.”

The disclosure under the risk factor entitled “Potential changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.” on page 49 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on their balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The Financial Accounting Standards Board, or the FASB, and the International Accounting Standards Board, or the IASB, conducted a joint project to reevaluate lease accounting. In June 2013, the FASB and the IASB jointly finalized exposure drafts of a proposed accounting model that would significantly change lease accounting. In March 2014, the FASB and the IASB redeliberated aspects of the joint project, including the lessee and lessor accounting models, lease term, and exemptions and simplifications. The timing of the issuance of the final standards is uncertain. Changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants. These changes may affect how the real estate leasing business is conducted. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds and make it more difficult for us to enter into leases on terms we find favorable.”

Estimated Use of Proceeds

The estimated use of proceeds table on page 75 of the Prospectus is hereby deleted in its entirety and replaced with the following table.

	“Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$750,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$200,000	10.0	$75,000,000	10.0
Organization and offering expenses(2)	$40,000	2.0	$15,000,000	2.0
Amount available for investment(3)	$1,760,000	88.0%	$660,000,000	88.0%
Acquisition:(4)
Acquisition fees(5)	$26,400	1.3	$9,900,000	1.3
Acquisition expenses(6)	$17,600	0.9	$6,600,000	0.9
Amount invested in properties(7)(8)*	$1,716,000	85.8%	$643,500,000	85.8%”

The last two sentences of Footnote (6) on page 77 of the Prospectus are hereby deleted in their entirety and replaced with the following disclosure.

“Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition expenses would be $32,000 and $12,000,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition expenses would be $70,400 and $26,400,000, respectively.”

The last two sentences of Footnote (7) on page 77 of the Prospectus are hereby deleted in their entirety and replaced with the following disclosure.

“Assuming that we incur leverage up to 45% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum financing coordination fees would be $10,800 and $4,050,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum financing coordination fees would be $39,600 and $14,850,000, respectively.”

Market Overview

The bullet “Monthly Distributions” on page 78 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“•	Monthly Distributions — Pay distributions monthly, as described under Management’s Discussion and Analysis of Financial Condition and Results of Operations — Distributions.”

The following is added as the last bullet point to the section “Overview” on page 78 of the Prospectus.

“•	Positive Spread — Purchase properties that provide a positive spread between cash flow yield and borrowing costs.”

The section entitled “Employment Trends” on page 79 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Employment Trends

In our view, employment is a key driver of real estate demand, especially demand for office space. According to Cushman & Wakefield, New York City lost approximately 130,000 jobs from April 2008 until December 2009. This compares to approximately 150,000 jobs lost in the 1990 – 1991 recession and approximately 140,000 jobs lost in the 2001 – 2002 recession. However, New York City has gained approximately 360,000 jobs from December 2009 through May 2014, resulting in a net job gain of approximately 230,000 jobs since the cycle of job losses began in April 2008. According to the U.S. Bureau of Labor Statistics, the unemployment rate as of April 2014 in Manhattan was 6.0%.

NYC Employment Trends

Source:  U.S. Bureau of Labor Statistics, Cushman & Wakefield Research, data through May 31, 2014”

The second paragraph under the section entitled “New Supply Trends” on pages 79 – 80 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Many real estate markets across the country are potentially vulnerable to both large increases in supply and large decreases in demand. According to Cushman & Wakefield, New York City actually faces a potential supply shortage over the long term. In the three decades from 1960 to 1990, the new supply of office space in New York City averaged more than 5.5 million square feet per year. However, between 1990 and 2010, the new supply of office space in New York City averaged approximately 1.5 million square feet per year.

Manhattan Office Market — Existing Office Space

400.2
Million
Sq.Ft.
393.9
Million
Sq.Ft.
400,000,000
300,000,000
200,000,000
100,000,000
0
Square Feet
1990
2000
2010

Source:  Cushman & Wakefield Research, 2014 data through Second Quarter”

The section entitled “Vacancy Trends” on page 80 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Vacancy Trends

According to Cushman & Wakefield, the vacancy rate in the New York City office market as of June 2014 was approximately 10.3%, up from the 5.3% vacancy rate in mid-2007 when vacancy rates began to rise in the New York City office market. The vacancy rate peaked at approximately 18% after the 1990 – 1991 downturn and at approximately 12% after the 2000 – 2001 downturn. Cushman & Wakefield estimates that the average vacancy rate in New York City over the long term is 7 – 9%.

Manhattan Office Market
Vacancy Rate

Source:  Cushman & Wakefield Research, 2014 data through June 1, 2014”

  Rental Rate Trends

The section entitled “Rental Rate Trends” on page 81 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Rental Rate Trends

Rental rate trends typically follow vacancy trends but with a lag. In this most recent recession, asking rents in the Manhattan office market declined by over 26% since they peaked in the third quarter of 2008 according to Cushman & Wakefield. However, “net effective rents,” which we believe to be a better measure of true economic rents, fell by more than 32% over the same period. Net effective rents are the asking rents adjusted for free rent and other monetary concessions given by the landlord to tenants. As real estate markets recover, we believe the typical pattern is to see an improvement in occupancy followed by a recovery in net effective rents followed by a rebound in asking rents.

Manhattan Office Market — Asking Rents

$80
$70
$60
$50
$40
$30
$20
Rent ($) per Square Foot
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
+93.9%
(22.5%)
+84.6%
(26.3%)
Current asking rents need to increase 13% to meet '08 peak
13%

Source:  Cushman & Wakefield Research, 2014 data through Second Quarter”

Management

The second sentence in the third paragraph under the heading “General” on page 82 of the Prospectus, as updated by Supplement No. 14, is hereby deleted in its entirety and replaced with the following disclosure.

“We have a total of three directors, including two independent directors.”

The section entitled “Lead Independent Director” on pages 83 – 84 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“On December 29, 2014, the Board appointed Elizabeth K. Tuppeny, currently an independent director and member of the audit committee of the Company, as lead independent director and chairman of the Company’s audit committee. The Board has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on the Board’s meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise assumes such responsibilities as may be assigned to her by the Board. Consistent with current practices, the Company will compensate Ms. Tuppeny for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.”

The penultimate sentence under the section entitled “Audit Committee” on page 84 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“One of our independent directors, Elizabeth K. Tuppeny, is our audit committee financial expert and chairman of the audit committee.”

The table under the heading “Executive Officers and Directors” on page 84 of the Prospectus is hereby deleted in its entirety and replaced with the following table.

“Name	Age	Position(s)
William M. Kahane	66	Executive Chairman of the Board of Directors
Michael A. Happel	52	Chief Executive Officer, President and Secretary
Gregory W. Sullivan	60	Chief Financial Officer, Chief Operating Officer and Treasurer
Elizabeth K. Tuppeny	54	Independent Director
Abby M. Wenzel	54	Independent Director”

Mr. Schorsch’s biography on pages 84 – 85 of the Prospectus is hereby deleted in its entirety.

Mr. Kahane’s biography on pages 85 – 86 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“William M. Kahane has served as a director of our company since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as an executive officer of ARCT V, the ARCT V advisor and the ARCT V property manager since November 2014 and in December 2014 was appointed as chief executive officer. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as chief operating officer, treasurer and secretary of ARC Global, the ARC Global advisor and the ARC Global property manager since October 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC Global II in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane was appointed as a director of ARC HOST in February 2014 and was appointed as executive chairman in December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 to November 2014. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane has served as a director of ARC RFT since November 2014 and was appointed as chairman in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of ARC RCA II in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC HT III in December 2014. Mr. Kahane served as a director of ARCP from February 2013 to June 2014. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012. Mr. Kahane has served as a director of ARC HT since its formation in August 2010. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of ARC HT II since March 2013 and was appointed as executive chairman in December 2014. Mr. Kahane has served as a director of PECO II since August 2013. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCAP from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc., or Cole DNAV, from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc., or CCPT, from May 2014 until February 2014. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at American Financial Realty Trust, or AFRT, from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s prior experience as a director and executive officer of the companies described above and his significant investment banking experience in real estate, make him well qualified to serve as a member of our board of directors.”

Mr. Weil’s biography on page 87 of the Prospectus is hereby deleted in its entirety.

Mr. Happel’s biography on pages 86 – 87 of the Prospectus is hereby deleted in its entirety and replaced with the following biography.

“Michael A. Happel has served as president of our company, our advisor and our property manager since their respective formations in December 2013, and has served as chief executive officer and secretary of our company, our advisor and our property manager since November 2014. Mr. Happel has served as president of American Realty Capital New York City REIT II, Inc., or ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager since their respective formations in July 2014 and June 2014. Mr. Happel was appointed chief executive officer and secretary of ARC NYCR II in January 2015. Mr. Happel has also served as executive vice president, chief investment officer and as an observer to the board of directors of NYRT since its formation in October 2009, and, in March 2014, was promoted to president. Mr. Happel was appointed as chief executive officer of NYRT in December 2014. Mr. Happel has also served as executive vice president and chief investment officer of the NYRT advisor and the NYRT property manager since their respective formations in November 2009. Mr. Happel has over 20 years of experience investing in real estate, including office, retail, multifamily, industrial, and hotel properties, as well as real estate companies. From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds, or MSREF, in 1994. While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. From October 2004 to May 2009, he worked at Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.”

Mr. Sullivan’s biography on page 87 of the Prospectus is hereby deleted in its entirety and replaced with the following biography.

“Gregory W. Sullivan has served as chief financial officer and chief operating officer of our company, our advisor and our property manager since April 2014, and has served as treasurer of our company, our advisor and our property since November 2014. Mr. Sullivan has served as chief financial officer and chief operating officer of ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager since July 2014 and has served as treasurer of ARC NYCR II, the ARC NYCR II advisor and the ARC NYCR II property manager since January 2015. Mr. Sullivan has also served as chief financial officer and chief operating officer of NYRT, the NYRT advisor and the NYRT property manager since April 2014. Prior to that time, Mr. Sullivan served as chief financial officer, executive vice president and treasurer of STAG Industrial, Inc. (NYSE: STAG) (“STAG”), a real estate investment trust focused on the acquisition, ownership and management of single-tenant industrial properties throughout the United States, from STAG’s initial public offering in April 2011 until March 2014. Prior to STAG’s formation, Mr. Sullivan served on the Board of Managers of STAG Capital Partners, LLC and STAG Capital Partners III, LLC from 2004 to 2011. Mr. Sullivan served as Executive Vice President for Corporate Development for New England Development LLC (“NED”) from 2002 to 2011, where his role was to expand and diversify NED’s real estate and non-real estate private equity activities. Mr. Sullivan was also the Executive Vice President and Chief Financial Officer of TrizecHahn Corporation, a publicly traded real estate company headquartered in Toronto, from 1994 to 2001. From 1987 to 1994, Mr. Sullivan was employed in various capacities at AEW Capital Management in Boston including overseeing investments for the company’s real estate opportunity fund and heading the capital markets group. In addition, from 1982 to 1987, he was a senior finance officer at M/A-COM, Inc., a Boston based telecommunications company and, from 1980 to 1982, he was an investment banker at Smith Barney in New York. Mr. Sullivan received a B.S. degree from the University of Vermont and an M.B.A. from The Wharton School of the University of Pennsylvania.”

Ms. Tuppeny’s biography on page 88 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Elizabeth K. Tuppeny was appointed as an independent director of our company in March 2014. Ms. Tuppeny has also served as an independent director of ARC HT II and as an independent director of ARC RFT since January 2013. Ms. Tuppeny also served as an independent director of ARCT IV from May 2012 until the close of ARCT IV’s merger with ARCP in January 2014, after which point Ms. Tuppeny was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Tuppeny has been the chief executive officer and founder of Domus, Inc., a full-service marketing communications agency, since 1993. Domus, Inc.’s largest client is Merck & Co. and Ms. Tuppeny advises Merck & Co. with respect to communications related to their healthcare-related real estate acquisitions. Ms. Tuppeny has 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies. Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games. Prior to founding Domus, Ms. Tuppeny was executive vice president, business development at Earle Palmer Brown from 1992 – 1993. From 1984 – 1993, Ms. Tuppeny worked at Weightman Advertising, where she became senior vice president. From 1982 – 1984, Ms. Tuppeny was an account executive at The Marketing Group. Ms. Tuppeny served on the board of directors and executive committee of the Philadelphia Industrial Development Council, or the PIDC, for

three-plus years where she helped to plan and implement real estate transactions that helped to attract jobs to Philadelphia. As a board member of the PIDC, Ms. Tuppeny was responsible for evaluating and approving commercial and residential real estate business development applications for financing and tax abatement for for-profit and non-profit companies. During her tenure on the PIDC, Ms. Tuppeny approved over 500 real estate development applications including the funding for the Wistar Institute’s biotech and cancer research facility, the Thomas Jefferson University Hospital, a 1.2 million square foot distribution center for Teva Pharmaceuticals Industries Ltd., the Hospital of the University of Pennsylvania/Children’s Hospital of Philadelphia expansion and the Philadelphia State Hospital at Byberry. Ms. Tuppeny has served on the boards of directors and advisory committees for the Arthur Ashe Foundation, Avenue of the Arts, Drexel Medical School, Philadelphia Hospitality Cabinet, Pennsylvania Commission for Women, Penn Relays and the Police Athletic League. Ms. Tuppeny was the recipient of the national Stevie Award as the nation’s top woman entrepreneur in 2004 and was named as a “Top Woman in Philadelphia Business” in 1996, one of the “Top 50 Women in Pennsylvania” in 2004 and as the “Businessperson of the Year” in 2003 by the Greater Philadelphia Chamber of Commerce. Ms. Tuppeny has taught at New York University, University of Pennsylvania and Temple University, and received her undergraduate degree from the University of Pennsylvania, Annenberg School of Communications. We believe that Ms. Tuppeny’s current experience as an independent director of ARCT IV, ARC HT II and ARC RFT, as chief executive officer and founder of Domus, Inc. and in evaluating healthcare-related real estate business development applications, makes her well qualified to serve on our board of directors.”

Mr. Cassato’s biography on page 88 of the Prospectus is hereby deleted in its entirety.

Ms. Wenzel’s biography on pages 88 – 89 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Abby M. Wenzel was appointed as an independent director of our company in March 2014. Ms. Wenzel has served as an independent director of ARC HOST since September 2013 and as an independent director of ARC Global since March 2012. Ms. Wenzel also has served as an independent director of ARCT IV from May 2012 until the close of ARCT IV’s merger with ARCP in January 2014, after which point Ms. Wenzel was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Wenzel has been a member of the law firm of Cozen O’Connor, resident in the New York office, since April 2009, as a member in the Business Law Department. Since January 2014, Ms. Wenzel has served as co-chair of the Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate. Ms. Wenzel also practices in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She has represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 160-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University. We believe that Ms. Wenzel’s previous experience as an independent director of ARCT IV, her current experience as an independent director of ARC Global and ARC HOST, her experience representing clients in connection with their acquisition, disposition, ownership, use, and financing of real estate, as well as her position as co-chair of the Real Estate Group at Cozen O’Connor make her well qualified to serve on our board of directors.”

The disclosure in the section entitled “Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” on page 92 is hereby amended by inserting the following disclosure as a new paragraph below the bullet points on page 94:

“We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter.”

The first two paragraphs, the table and the third paragraph under the section entitled “The Advisor” on page 94 of the Prospectus are hereby deleted in their entirety and replaced with the following disclosure.

“Our officers and one of our directors also are officers, key personnel and/or members of our advisor. Our advisor will have fiduciary and contractual responsibility to us and our stockholders pursuant to the advisory agreement, dated as of April 24, 2014. Our advisor is indirectly controlled by Messrs. Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
Michael A. Happel	52	Chief Executive Officer, President and Secretary
Gregory W. Sullivan	60	Chief Financial Officer, Chief Operating Officer and Treasurer

The backgrounds of Messrs. Happel and Sullivan are described in the “Management — General —  Executive Officers and Directors” section of this prospectus.”

The second full paragraph on page 95 of the Prospectus under the heading “The Advisor” is hereby deleted in its entirety and replaced with the following disclosure.

“The advisory agreement has a one-year term ending April 24, 2015, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 day written notice. The directors will evaluate the performance of the Advisor and the criteria used to determine whether to enter into or renew the advisory agreement shall be reflected in the minutes of a meeting of the board of directors.”

The first sentence of the third full paragraph on page 95 of the Prospectus under the heading “The Advisor” is hereby deleted in its entirety and replaced with the following disclosure.

“The independent directors may elect to terminate the advisory agreement.”

The sixth sentence of the last paragraph under the heading “The Advisor” on pages 95 – 96 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our directors, including a majority of our independent directors.”

The section entitled “Affiliated Companies — Property Manager” on page 96 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“The Property Manager

Our property manager is indirectly controlled by Messrs. Schorsch and Kahane. Mr. Happel acts as chief executive officer, president and secretary of our property manager. Mr. Sullivan acts as chief financial officer, chief operating officer and treasurer of our property manager. Our property manager may engage third-party property managers to manage certain of our properties, including our hotel properties.”

The disclosure under the subheading “Affiliated Companies — Dealer Manager” beginning on page 96 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Dealer Manager

Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for ARC DNAV, ARC HT III, ARC RFT, PECO II, ARC HOST, UDF V, ARC Global II, ARC RCA II, AEP, BDCA and BDCA II.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Accordingly, Messrs. Schorsch, Kahane and Weil are indirect owners of our dealer manager. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman
William E. Dwyer III	56	Chief Executive Officer
Louisa Quarto	46	President
Michael Shuckerow	43	Chief Compliance Officer
Jennifer Round	38	Chief Operating Officer
Steve Rokoszewski	38	Executive Vice President

The backgrounds of Ms. Quarto, Ms. Round and Messrs. Weil, Dwyer, Shuckerow and Rokoszewski are described below:

Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009 until November 2014. He has served as the executive vice president and secretary of the PECO advisor since its formation in December 2009. Mr. Weil served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010 until November 2014, and served as a director of ARC DNAV from September 2010 until August 2014. Mr. Weil served as a director of ARCP from March 2012 until June 2014. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil was an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of ARC Global from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013, and served as a director of ARCT V from January 2013 to September 2014. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil served as president, chief operating officer, treasurer and secretary of the PECO II advisor from July 2013 until October 2014. Mr. Weil has served as a member of the board of directors of the ARC HOST sub-property manager since August 2013. Mr. Weil served as chief executive officer and president of the general partner of AEP from its formation in October 2013 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since September 2014. Mr. Weil also served as our treasurer and secretary and as treasurer and secretary of our advisor and property manager from April 2014 until November 2014 and previously served as our chief operating officer and as chief operating officer of our advisor and property manager from their respective formations in December 2013 until April 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC RCA II, and as president, chief operating officer, treasurer and secretary of the ARC RCA II advisor and property manager from their respective formations in April 2014 until October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager from their respective formations in April 2014 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCS Capital since February 2013 and as chief executive officer since September 2014. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President — National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA© REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008, Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division. Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series 7 and 24 licenses.

Jennifer Round has served as the chief operating officer of our dealer manager since December 2014. Prior to joining our dealer manager, Ms. Round was the Head of Sales Analytics and Strategy at New York Life MainStay Investments from August 2014 until December 2014, where she was responsible for sales reporting, analytics and business strategy, and served as the National Sales Desk Manager at New York Life MainStay Investments, where she oversaw an internal sales force, from July 2010 until August 2014. Ms. Round also previously served as the Vice President of Sales at Fidelity Investments from June 2008 until July 2010, where she led a team of internal sales consultants on providing advisors with charitable, wealth and tax planning solutions. She received her B.S. degree from the University of New Hampshire in 1998 and a Juris Doctorate degree from the New England School of Law in 2009. Ms. Round has her Series 7, 63 and 24 licenses.

Steve Rokoszewski joined the dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the Realty Capital Securities internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining Realty Capital Securities, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.”

The first sentence under the heading “Investment Decisions” on page 98 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments and the property management and leasing of these investment properties resides with Messrs. Happel and Sullivan and our advisor seeks to invest in office properties and other property types located in the five boroughs of New York City on our behalf that satisfy our investment objectives.”

The first three sentences of the second paragraph under the sub-heading “Certain Relationships and Related Transactions — Advisory Agreement” on page 98 of the Prospectus are hereby deleted in their entirety and replaced with the following disclosure.

“Michael A. Happel is the chief executive officer, president and secretary of both our company and our advisor. Gregory W. Sullivan is the chief financial officer, chief operating officer and treasurer of both our company and our advisor.”

The third sentence of the fourth paragraph under the sub-heading “Certain Relationships and Related Transactions — Dealer Manager Agreement” on page 99 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Nicholas S. Schorsch and William M. Kahane, the executive chairman of our board of directors, together indirectly own a majority of the ownership and voting interests of our dealer manager.”

The first sentence under the heading “Additional Fees Incurred to the Dealer Manager and its Affiliates” on page 99 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We incur fees for the following services provided by our dealer manager, its affiliates and entities under common control with our advisor, among others: transfer agency services provided by an affiliate of our dealer manager; and ongoing registration maintenance and transaction management services provided by an affiliate of our dealer manager.”

Management Compensation

The following disclosure is added as the last sentence of the first paragraph under the section “Management Compensation” on page 100 of the Prospectus.

“To the extent we enter into a joint venture agreement, our advisor will be compensated on the same basis described below proportionately with our interest in the joint venture.”

The disclosure relating to Acquisition Expenses on pages 103 – 104 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Acquisition Expenses — Our Advisor, Third Parties and our Advisor’s Affiliates	We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will also pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.	$17,600/$6,600,000 (or $32,000/$12,000,000 assuming we incur our expected leverage of 45% set forth in our investment guidelines or $70,400/$26,400,000 assuming the maximum leverage of approximately 75% permitted by our charter).”

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses, or insourced expenses. Such insourced expenses will be fixed initially at 0.50% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.50% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment), which will be paid at the closing of each such investment. Examples of insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year shall be fixed initially at 0.50% of the price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.50% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). By initially fixing insourced expenses for each acquisition and for any year to 0.50% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services performed by our advisor and its affiliates described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses will be if we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year, or a market check. In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market rates, if needed.
Additionally, we may reimburse our advisor for legal expenses it or its affiliates incur in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of the contract purchase price of our assets.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, measured at the end of our acquisition phase, exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such portfolio of investments).(4)

The disclosure relating to the Asset Management Subordinated Participation on pages 104 – 105 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Asset Management Subordinated Participation — Our Advisor	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will cause the operating partnership to issue a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor or its assignees equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, after the NAV pricing date, to per share NAV.(15)	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

The disclosure relating to the Financing Coordination Fee on page 106 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Financing Coordination Fee — Our Advisor and its Affiliates	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$10,800/$4,050,000, respectively, assuming we incur our expected leverage ratio of 45% set forth in our investment guidelines or $39,600/$14,850,000, respectively, assuming the maximum leverage of 75% permitted by our charter.”

The disclosure relating to the Annual Subordinated Performance Fee on page 108 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Annual Subordinated Performance Fee — Advisor and its Affiliates(10)	We will pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to stockholders, payable monthly in arrears, such that for any year in which investors receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors (which is the aggregate of an amount equal to 100% of the original issue price of our shares), our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the advisor does not exceed 10.0% of the aggregate return for such year, and that the amount paid to the advisor will not be paid unless investors receive a cumulative return of capital contributions. This fee will be payable only from realized appreciation in the company’s assets upon sale, other disposition or refinancing of such assets, which results in our return on stockholders’ capital exceeding 6.0% of the original issue price of our shares per annum.(9)	The actual amount will depend on our performance, as well as on the number of shares sold, the per share NAV and the period of time that the investor continues to hold the shares.”

The disclosure relating to the Subordinated Distribution upon Termination of the Advisory Agreement on page 109 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (30,000,000 shares)
Subordinated Distribution upon Termination of the Advisory Agreement — The Special Limited Partner and its Affiliates(10)(14)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions paid to stockholders exceeds the sum of the aggregate capital contributed by investors, which is the amount equal to 100% of the original issue price of our shares, plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs. (12)	Not determinable at this time. There is no maximum amount of this distribution.”

Footnote (4) on page 110 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“(4) The acquisition fee will be payable with respect to reinvestment only, if during the period ending two years after the close of the primary offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor 1.0% of the contract purchase price of each property and 1.0% of the amount advanced for a loan or other investment; provided, however, that in no event shall the aggregate acquisition fees and expenses (including any financing coordination fee) paid in respect of our total reinvestments exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).”

Footnote (15) on pages 112 – 113 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“(15) For example, if the cost of our assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000 and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.66 Class B Units would be issuable to our advisor (($50,000,000 × 0.1875%) ÷ $22.50 = 4,166.66). This example assumes, for periods following the NAV pricing date, that the fair value of our assets exceeds the cost of our assets and that per share NAV is $22.50.”

Conflicts of Interest

The disclosure under the heading “Our Sponsor and its Affiliates” on pages 115 – 116 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Mr. Kahane is also an officer or director of ARC RCA, ARC HOST, ARC HT II, PECO II, ARC DNAV, ARC Global, ARC Global II, ARC HT III and ARC RFT, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is also a director of BDCA and BDCA II, which are public, non-traded business development companies sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. Mr. Kahane is also a director of the general partner of AEP, a non-traded oil and gas limited partnership sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our property manager, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, our dealer manager or any of their respective affiliates.

The parent of our sponsor has entered into a services agreement with RCS Advisory Services, LLC, or RCS Advisory, pursuant to which RCS Advisory provides us and other programs sponsored directly or indirectly by AR Capital, LLC with transaction management services (including, without limitation, due diligence, event coordination and marketing services) and other services. As explained in the following paragraph, RCS Advisory is an entity under common control with our sponsor, and therefore the services agreement is a related party transaction which was not negotiated at arm’s-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the noncompliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

Each of our dealer manager, our transfer agent and RCS Advisory, is an indirect subsidiary of RCAP. RCAP Holdings, LLC, or RCAP Holdings, which is directly or indirectly controlled by Messrs. Schorsch and Kahane, owns the sole outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of one share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which includes our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our sponsor. Class B common stock has no economic rights.

RCAP, an entity under common control with the parent of our sponsor, has assembled a retail advice platform consisting of various retail broker dealer businesses. One or more of those broker dealers may become a soliciting dealer for this offering and act as a soliciting dealer for other offerings sponsored directly or indirectly by the parent of our sponsor. The broker dealers that are part of RCAP’s retail advice platform maintain the management of all of their respective business and strategic decisions and RCAP does not require such broker dealers to sell the securities of any offering sponsored directly or indirectly by the parent of our sponsor, including this offering. The individual broker dealers and financial advisors employed by firms that are part of the RCAP retail advice platform, consistent with their obligations under FINRA rules and the policies and procedures of their respective firms, determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.”

The first paragraph under the heading “Competition for Investors” on page 116 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We expect that several publicly offered programs sponsored or co-sponsored directly or indirectly by the parent of our sponsor and its affiliates, including BDCA, BDCA II, ARC DNAV, PECO II, ARC HOST, ARC NYCR, UDF V, AEP, ARC HT III, ARC Global II, ARC RCA II and others, will be raising capital in their respective public offerings concurrently with at least a portion of the duration of this offering. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with our offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital.”

The third and last bullets under the heading “Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates” on page 118 of the Prospectus are hereby deleted in their entirety and replaced, respectively, with the following disclosure.

“•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation;
•	whether and when we seek to sell the company or its assets, which sale could entitle the special limited partner to a subordinated participation.”

The penultimate sentence of the second paragraph under the heading “Allocation of Our Affiliates’ Time” on page 118 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We believe that certain executive officers of our advisor and property manager will devote a large portion of their time to us.”

The disclosure in the last paragraph under the heading “Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates” on page 119 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.”

The first two paragraphs under the heading “Affiliated Dealer Manager” on page 120 of the Prospectus are hereby deleted in their entirety and replaced with the following disclosure.

“Because our dealer manager is owned by an entity under common control with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Our dealer manager also is the dealer manager in other offerings, including offerings sponsored directly or indirectly by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored directly or indirectly by our sponsor and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. As of February 17, 2015, our dealer manager, a subsidiary of RCAP, an entity under common control with the parent of our sponsor, had a team of 341 professionals. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering.”

The last paragraph under the heading “Receipt of Fees and Other Compensation by Our Advisor and its Affiliates” on page 122 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.”

Footnote (3) on page 126 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“3. Our dealer manager is owned by an entity that is under common control with the parent of our sponsor.”

Investment Objectives and Criteria

The bullet “Monthly Distributions” on page 127 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“•	Monthly Distributions — Pay distributions monthly, as described under Management’s Discussion and Analysis of Financial Condition and Results of Operations — Distributions.”

The following is added as the last bullet point to the section “Overview” on page 127 of the Prospectus.

“•	Positive Spread — Purchase properties that provide a positive spread between cash flow yield and borrowing costs.”

The section entitled “Money Market Investments” on page 134 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Investments in Money Market Funds and Liquid Marketable Securities

Pending the purchase of other permitted investments, or to provide a working capital reserve described below, we may temporarily invest up to 5% of the proceeds of the equity capital raise in accounts managed by an affiliate of the issuer, National Fund Advisors, or NFA. Investments made by NFA may include liquid, available-for-sale investments in marketable real estate securities, including common equity, preferred equity or unsecured notes.

In addition, we may temporarily invest in one or more money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation — REIT Qualification Tests” in this prospectus.”

Description of Real Estate Investments

The following disclosure is added as a new section immediately following the section entitled “Valuation Policies” on page 142 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

Recent Property Investments

The Hit Factory

On June 13, 2014, we acquired the fee simple interest in a commercial condominium unit located at 421 West 54th Street, or the Hit Factory, in the Midtown West neighborhood of Manhattan. The sellers of the Hit Factory were Sagamore 54th St. Investments LLC and Sagamore Arizona LLC, as tenants in common. The sellers have no material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of the Hit Factory was $7.3 million, exclusive of closing costs. We funded the purchase price with proceeds from our ongoing initial public offering. We may seek financing for the Hit Factory post-closing from a lender yet to be identified. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all. In connection with the acquisition of the property, we paid our advisor $0.1 million in acquisition fees.

Major Tenants/Lease Expiration

The Hit Factory contains approximately 12,327 rentable square feet and is 100% leased to Gibson Guitar Corporation, a global leader in musical instruments and professional audio equipment. Gibson Guitar utilizes the commercial space as their product showroom and practice studio. The lease has an original 17-year term which commenced in January 2003 and expires in September 2020. Pursuant to the terms of the lease, the tenant is required to pay all real estate tax increases over a base year of 2013/2014 and all common charge increases over the 2013 calendar year. The lease contains annual rental escalations based on the Consumer Price Index, or CPI, and two five-year renewal options at the greater of fair market value or the last rent under the lease plus CPI. The current annual cash base rent under the lease is $0.6 million.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2014	2013	2012	2011	2010
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$49.31	$49.31	$36.46	$36.40	$36.33

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2014 Federal tax return.

The annual real estate taxes payable on the property for the current tax year are expected to be $0.2 million at a rate of 10.684%.

We believe that the Hit Factory is well located, has acceptable roadway access and is well maintained. The Hit Factory is subject to competition from similar properties within its respective market area and the economic performance of the tenants of the Hit Factory and their operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Hit Factory, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

The Laurel Condominium

On September 5, 2014, we acquired the fee simple interests in three commercial condominium units located at 400 East 67th Street in the Upper East Side neighborhood of Manhattan. The seller of the property was USPF IV Laurel Retail Owner, L.P. The seller has no material relationship with us, our operating partnership, our sponsor or advisor or any of their respective affiliates.

Capitalization

The contract purchase price of the property was $76.0 million, exclusive of closing costs. We funded 100% of the purchase price with proceeds from this offering. We may seek financing for the Laurel Condominium post-closing from a lender yet to be identified. There is no assurance that we will be able to secure financing on terms we deem favorable if at all. In connection with the acquisition of the property, we paid our advisor $1.1 million in acquisition fees.

Major Tenants/Lease Expiration

The property contains 58,750 rentable square feet and is 100% leased to three tenants: Cornell University, which represents 58% of annualized cash base rent, TD Bank, N.A., which represents 23% of annualized cash base rent, and Quik Park East 67th Street LLC (“Quik Park”), which represents 19% of annualized cash base rent.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash base rent for each of such three tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Base Rent (in thousands)	Rental Escalations	Renewal Options
Cornell University	September 2008	June 2024	29,321	$2,300.0	15% every five years	3 – 5 year options
TD Bank, N.A.	March 2010	September 2025	3,420	$894.9	9% every three years	3 – 5 year options
Quik Park	March 2009	November 2021	26,009	$775.0	4% annual average increase	2 – 5 year options

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2014	2013	2012	2011	2010
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$67.57	$62.47	$60.36	$60.36	$59.08

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2014 Federal tax return.

The annual real estate taxes payable on the property for the current tax year are expected to be $0.2 million at a rate of 10.684%.

We believe that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area and the economic performance of the tenants of the property and their operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

200 Riverside Boulevard

On September 24, 2014, we acquired the fee simple interest in a commercial garage unit in Trump Place, the condominium building located at 200 Riverside Boulevard in the Upper West Side neighborhood of Manhattan. The seller of the property was 200 Riverside Parking LLC, a subsidiary of Icon Parking Systems. The seller has no material relationship with us, our operating partnership, our sponsor or advisor or any of their respective affiliates.

Capitalization

The contract purchase price of the property was $9.0 million, exclusive of closing costs. We funded 100% of the purchase price with proceeds from this offering. We may seek financing for the property post-closing from a lender yet to be identified. There is no assurance that we will be able to secure financing on terms we deem favorable if at all. In connection with the acquisition of the property, we paid our advisor $0.1 million in acquisition fees.

Major Tenants/Lease Expiration

The property contains approximately 61,475 rentable square feet, which includes 284 parking spaces with three sub-grade levels. The property is currently 100% leased to the seller and 100% subleased by the seller to Hudson River Garage LLC. The term of the seller’s lease is 23 years, commencing in September 2014 and expiring in September 2037, with no renewal options. The current annualized cash base rent under the lease is $0.5 million. The lease contains annual rental escalations between 2% and 3% beginning after 2017.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2014	2013	2012	2011	2010
Occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Average effective annual rent per rentable square foot	$7.85	$10.53	$10.53	$10.53	$9.66

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2014 Federal tax return.

The annual real estate taxes payable on the property for the current tax year are expected to be $0.2 million at a rate of 10.684%.

We believe that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area and the economic performance of the tenants of the property and their operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

570 Seventh Avenue

On November 5, 2014, we acquired the fee simple interest in an institutional-quality office building located at 570 Seventh Avenue in Times Square, Manhattan.

The seller of the property was 570 7th Avenue Property Owner, L.L.C. The seller has no material relationship with us, our operating partnership, our sponsor or advisor or any of their respective affiliates.

Capitalization

The contract purchase price of the property was $162.3 million, exclusive of closing costs and net of any purchase price adjustments. We funded 100% of the purchase price with proceeds from our ongoing initial public offering. We may seek financing for the property post-closing from a lender yet to be identified. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all. In connection with the acquisition of the property, we paid our advisor $2.6 million in acquisition fees.

Major Tenants/Lease Expiration

The property contains approximately 167,000 rentable square feet. The property is primarily used as office space for a variety of businesses and professional services firms and is also used for retail space on the lower floors. The property is currently 45.8% leased.

As of March 31, 2015, no tenants represented greater than 10% of portfolio square feet or annualized rental income.

The table below sets forth the occupancy rate and average effective annual rent per square foot as of December 31 for each of the last five years:

	2014	2013	2012	2011	2010
Occupancy	56.0%	53.63%	47.10%	47.10%	33.80%
Average effective annual rent per rentable square foot	$41.07	$39.03	$37.20	$36.79	$35.93

The table below sets forth the lease expiration information for each of the next ten years (annualized rental income in thousands):

Period	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annualized Rental Income Under Expiring Leases(1)	% of Total Annualized Rental Income Represented by Expiring Leases
March 31, 2015 – December 31, 2015	3	11,257	15.1%	$366	12.0%
2016	2	5,426	7.2%	235	7.7%
2017	4	10,599	14.1%	437	14.3%
2018	3	14,143	18.8%	649	21.2%
2019	—	—	—	—	—
2020	4	14,127	18.8%	585	19.1%
2021	3	19,567	26.0%	788	25.7%
2022	—	—	—	—	—
2023	—	—	—	—	—
2024	—	—	—	—	—
	19	75,119	100.0%	$3,060	100.0%

(1)	Annualized rental income as of March 31, 2015 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We anticipate making approximately $11.3 million in additional investments in the property to enhance the value of the retail and office space. We intend to fund the additional investment with proceeds from our ongoing initial public offering.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2014 Federal tax return.

The annual real estate taxes payable on the property for the current tax year are expected to be $1.2 million, at a rate of 10.684%.

We believe that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area and the economic performance of the tenants of the property and their operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

123 William Street

On March 27, 2015, we acquired the fee simple interest in an institutional-quality office building located at 123 William Street in downtown Manhattan.

The seller of the property was EEGO 123 William Owner, LLC. The seller is a wholly owned subsidiary of EEGO-ARC 123 William JV, LLC, a joint venture in which New York REIT, Inc. (“NYRT”) held a $35.1 million preferred equity interest. The sponsor of NYRT is also the sponsor of the Company.

Capitalization

The contract purchase price of the property was $253.0 million, exclusive of closing costs. We funded the purchase price with proceeds from our ongoing initial public offering and a loan from Capital One, National Association as Administrative Agent for the other lenders thereto. In connection with the acquisition of the property, we paid our advisor $5.6 million in acquisition fees.

Major Tenants/Lease Expiration

The property contains approximately 543,000 rentable square feet and is currently 98% leased. The property’s largest tenants are the People of the State of New York, Planned Parenthood Federation of America, Inc., and the City of New York each representing approximately 17%, 14% and 12% of annualized cash base rent, respectively.

The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized cash base rent, rental escalations and renewal options for the three largest tenants, which represent greater than 10% of total annualized cash base rent. The leases with the People of the State of New York and the City of New York each, in the aggregate, represent greater than 10% of total rentable square feet. The lease with Planned Parenthood Federation of America, Inc. represents greater than 10% of total rentable square feet. No other tenants represent greater than 10% of total rentable square feet.

Tenant	Lease Commencement Date	Lease Termination Date		Rentable Square Feet	Annualized Cash Base Rent (in thousands)(9)	Rental Escalations		Renewal Options
The People of the State of New York(1)(2):
Department of State	August 2012	July 2022		45,313	$1,435	1.75% annually		1 – 5 year option
Office of Court Administration	May 2010	April 2015		24,901	793	None		None
Office of the State Comptroller	June 2010	May 2015		18,747	579	None		None
Emergency Financial Control Board	July 2008	June 2018		12,658	537	2.50% annually		1 – 5 year option
Planned Parenthood Federation of America, Inc.	June 2015(3)	March 2030	(3)	65,242	2,675		(4)	1 – 5 year option
The City of New York(5)(6):
Department of Youth and Community Development	August 2014	August 2017	(7)	40,610	1,706	None		None
Department of Citywide Administrative Services(8)	May 2015	April 2030		20,877	668	12.5% in years 5 and 10		1 – 5 year option

(1)	The People of the State of New York hold four leases occupied by the Department of State, Office of Court Administration, Office of the State Comptroller and the Emergency Financial Control Board.

(2)	The leases with the People of the State of New York contain an executory clause whereby monetary liability under the lease is limited to the funds available to the one or more departments, commissions, boards or officers to which the premises may be allotted.
(3)	Planned Parenthood Federation of America, Inc.’s lease will commence upon substantial completion of certain agreed-upon alterations to the space, which is currently estimated to be June 2015, and will expire 15 years and six months after lease commencement, which is currently estimated to be March 2030. The tenant has the option to cancel the lease if the tenant is unable to sell a certain property no later than July 31, 2015.
(4)	The lease with Planned Parenthood Federation of America, Inc. contains escalation provisions of 2% annually, with a 12% increase in year 6 and 10% in year 11.
(5)	The City of New York holds two leases occupied by the Department of Youth and Community Development and the Department of Citywide Administrative Services.
(6)	The City of New York may terminate its lease agreements at various times and may be subject to a termination fee as outlined in the lease agreements.
(7)	After the initial 36 month term of the lease, the lease will continue until termination by either party with no penalty or fee payable.
(8)	The City of New York’s lease that will be occupied by the Department of Citywide Administrative Services will commence upon substantial completion (the “Commencement Date”) of certain agreed-upon alterations to the space, which is currently estimated to be May 2015, and expires at midnight of the day before the 15th anniversary of the Commencement Date, which is currently estimated to be April of 2030. The tenant has the right to cancel this lease after 5 years.
(9)	Represents current month annualized cash rent if rent has commenced or annualized cash rent for the month of rent commencement if rent has not commenced.

The table below sets forth the occupancy rate and average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	2014	2013	2012	2011	2010
Occupancy(1)	53.70%	30.78%	24.86%	10.71%	10.71%
Average effective annual rent per rentable square foot(1)	$39.89	$37.98	$38.05	$34.26	$33.62

(1)	Based on information received from seller prior to acquisition.

The table below sets forth the lease information for each of the next ten years (annualized rental income in thousands):

Period	Number of Leases Expiring	Total Square Feet of Expiring Leases	% of Leased Area Represented by Expiring Leases	Annualized Rental Income Under Expiring Leases	% of Total Annualized Rental Income Represented by Expiring Leases(1)
March 31, 2015 – December 31, 2015	2	43,648	8.2%	$1,039	5.0%
2016	1	23,429	4.4%	597	2.9%
2017	3	60,915	11.5%	2,395	11.6%
2018	1	12,658	2.4%	562	2.7%
2019	4	32,198	6.1%	1,336	6.5%
2020	2	24,425	4.8%	864	4.2%
2021	—	—	—%	—	—%
2022	3	98,445	18.6%	3,665	17.8%
2023	—	—	—%	—	—%
2024	2	37,980	7.2%	1,293	6.3%
	18	334,698	63.2%	$11,751	57.0%

(1)	Annualized rental income as of March 31, 2015 on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We anticipate making approximately $5.2 million in additional investments in the property to modernize the elevator system. We intend to fund the additional investment with proceeds from our ongoing initial public offering.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2015 Federal tax return.

The annual real estate taxes payable on the property for the current tax year are expected to be $4.0 million, at a rate of 10.684%.

We believe that the property is well located, has acceptable roadway access and is well maintained. The property is subject to competition from similar properties within its respective market area and the economic performance of the tenants of the property and their operations could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the property, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Financial Obligations

Capital One Loan

On March 27, 2015, the Company, through a wholly owned subsidiary of the OP, entered into a loan agreement (the “Loan”) with Capital One, National Association, as Administrative Agent for the lender thereto, for a maximum amount of $110.0 million in connection with the Company’s acquisition of the Property. The Loan bears interest at a rate of one month LIBOR plus 2.25% and requires monthly interest payments, with the principal balance due on the maturity date in March 2017 with a one-time option to extend for one year, subject to no occurrence of a default or event of default, the satisfaction of certain financial ratios and the payment of an extension fee in an amount equal to 0.15% of the then-outstanding principal amount of the Loan, among other conditions. The Loan is nonrecourse, may be accelerated only in the event of a default and may be prepaid, in whole or in part, without penalty. In connection with obtaining the Loan, we paid to our advisor a financing coordination fee of $0.8 million.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The first paragraph under the heading “Distributions” on page 147 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“On May 22, 2014, our board of directors authorized, and we declared, distributions payable to stockholders of record each day during the applicable period at a rate equal to $0.00414383562 per day, based on a per share price of $25.00. The distributions began to accrue on June 13, 2014, which is the date we closed on our initial property acquisition. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

We intend to continue to accrue and pay distributions on a regular basis. We generally intend to fund such distributions from cash flow from operations, however, if we are unable to do so, which likely will be the case in the early stages of our operations, we will look to other sources as described above in “— Liquidity and Capital Resources.” While we generally intend to pay distributions from cash flows from operations, we also intend to pay distributions consistently once we declare our first distribution. We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to make distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates. Moreover, we may pay distributions that exceed our FFO. Our board of directors may change our distribution policy in its sole discretion at any time, especially if the distributions paid in any period exceed our FFO. Distributions in excess of FFO may indicate that the level of distributions may not be sustainable going forward.

Our board’s determination of distributions in any particular period will be based on a number of factors, including FFO, our capital expenditure requirements, requirements of Maryland law and the annual distribution requirements necessary to maintain our REIT status under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for distributions paid and excluding net capital gain. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the DRIP, a statement that a distribution statement will be provided in lieu of a check. During the early stages of our operations, we may declare distributions in excess of cash flow from operations.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the section entitled “Prior Performance Summary” contained on pages 153 – 163 of the Prospectus.

“Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital New York City REIT, Inc. — We are a company with a limited operating history, which makes our future performance difficult to predict.” The information summarized below is current as of December 31, 2014 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2014, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. In addition, we will provide upon request and without charge, the more detailed information in Part II. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2014, affiliates of advisor have sponsored 20 public programs, all of which had raised funds as of December 31, 2014. From August 2007 (inception of the first public program) to December 31, 2014, these public programs, which include our company, ARCT, ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, DNAV, ARC Global, ARCP, ARC RCA, ARC HT II, PECO II, RFT, ARC HOST, UDF V, ARC HT III, ARC Global II and ARC RCA II had raised $20.1 billion from 363,326 investors in public offerings. The public programs purchased 4,869 properties with an aggregate purchase price of $25.7 billion in 49 states, Washington D.C., the Commonwealth of Puerto Rico, Finland, France, Germany and the United Kingdom.

The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as several European countries based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.8%
Alaska	0.0%
Arizona	1.3%
Arkansas	0.7%
California	5.2%
Colorado	1.5%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Finland	0.3%
Florida	6.4%
France	0.1%
Georgia	4.7%
Germany	1.1%
Idaho	0.2%
Illinois	5.2%
Indiana	2.6%
Iowa	1.4%
Kansas	1.2%
Kentucky	1.5%
Louisiana	1.0%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.9%
Michigan	3.1%
Minnesota	1.4%
Missippi	1.1%
Missouri	2.5%
Montana	0.1%
Nebraska	0.4%
Netherlands	0.3%
Nevada	0.6%
New Hampshire	0.2%
New Jersey	3.0%
New Mexico	0.6%
New York	13.2%
North Carolina	2.9%
North Dakota	0.2%
Ohio	3.5%
Oklahoma	1.0%
Oregon	0.6%
Pennsylvania	4.7%
Puerto Rico	0.3%
Rhode Island	0.6%

State/Possession/Country	Purchase Price %
South Carolina	2.0%
South Dakota	0.1%
Tennessee	1.8%
Texas	7.7%
United Kingdom	1.9%
Utah	0.3%
Vermont	0.1%
Virginia	2.1%
Washington	1.1%
West Virginia	0.4%
Wisconsin	1.7%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Manufacturing	0.2%
Auto Retail	0.8%
Auto Services	0.4%
Automation	0.1%
Automotive Parts Manufacturing	0.1%
Automotive Parts Supplier	0.3%
Biotechnology	0.1%
Casual Dining	2.8%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	3.8%
Contract Research	0.0%
Discount Retail	4.5%
Distribution	1.0%
Diversified Industrial	0.5%
Education	0.1%
Electronics	0.0%
Energy	0.5%
Family Dining	1.6%
Financial Services	2.7%
Fitness	0.1%
Foot Apparel	0.1%
Freight	4.0%
Gas/Convenience	1.0%
Government Services	1.8%
Haircare Services	0.0%
Healthcare	19.3%
Heavy Equipment	0.1%
Home Décor	0.2%
Home Maintenance	1.3%
Hospitality	0.1%
Hotel	1.0%

Industry	Purchase Price %
Information and communications	0.1%
Insurance	2.1%
Jewelry	0.3%
Manufacturing	0.5%
Marine Products	0.0%
Marketing	0.1%
Media	0.1%
Medical Office	0.1%
Metal Processing	0.1%
Motor Cycle	0.0%
Office	9.0%
Oil/Gas	0.2%
Packaging	0.1%
Packaging Goods	0.1%
Parking	0.1%
Personal services	0.0%
Petroleum Services	0.0%
Pharmaceuticals	0.5%
Pharmacy	4.6%
Printing Services	0.0%
Professional Services	0.3%
Publishing	0.1%
Quick Service Restaurant	4.9%
Refrigerated Warehousing	0.7%
Residential	0.1%
Restaurant	0.7%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.1%
Retail	13.1%
Retail – Department Stores	0.7%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.0%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.0%
Retail Banking	4.8%
Retail Food Distribution	0.3%
Specialty Retail	1.6%
Storage Facility	0.0%
Supermarket	1.7%
Technology	1.2%
Telecommunications	0.7%
Transportation	0.0%
Travel Centers	0.0%
Utilities	0.7%
Waste Management	0.0%
100.0%

The purchased properties were 24.8% new and 75.2% used, based on purchase price. As of December 31, 2014, four properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of December 31, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of December 31, 2014, NYRT had total real estate-related assets of $2.4 billion, comprised of 24 properties and real estate-related assets. As of December 31, 2014, NYRT had incurred, cumulatively to that date, $175.0 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $42.6 million of acquisition and transaction-related costs related to its portfolio of properties. On April 16, 2015, the closing price per share of NYRT was $10.11.

Phillips Edison Grocery Center REIT, Inc.

Phillips Edison Grocery Center REIT, Inc., or PECO, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PECO was incorporated as Phillips Edison — ARC Shopping Center REIT Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PECO filed its registration statement with the SEC, which became effective on August 12, 2010. PECO invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of December 31, 2014, PECO had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 182.1 million shares of common stock in its public offering and $83.2 million from its distribution reinvestment program. As of December 31, 2014, PECO had acquired 138 properties and had total real estate investments at cost of $2.1 billion. As of December 31, 2014, PECO had incurred, cumulatively to that date, $186.2 million in offering costs for the sale of its common stock and $42.4 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of December 31, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of December 31, 2014, ARC HT owned 155 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $62.6 million of acquisition and transaction-related costs related to its portfolio of properties. On June 1, 2014, ARC HT entered into an Agreement and Plan of Merger with Ventas, Inc., or Ventas, a Delaware corporation. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 15, 2015. The merger closed on January 16, 2015, pursuant to which ARC HT merged with and into a subsidiary of Ventas and trading of ARC HT’s shares was suspended at market close on that date.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of December 31, 2014, ARC RCA had received aggregate gross proceeds of $938.7 million, which includes the sale of 92.8 million shares in its public offering and $15.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC RCA owned 20 properties with an aggregate purchase price of $721.3 million. As of December 31, 2014, ARC RCA had incurred, cumulatively to that date, $101.4 million in offering costs for the sale of its common stock and $13.9 million for acquisition costs related to its portfolio of properties. The ARC RCA public offering terminated on September 12, 2014.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011.As of December 31, 2014, ARC DNAV had received aggregate gross proceeds of $24.7 million, which includes the sale of 2.5 million shares in its public offering and $1.1 million from its distribution reinvestment plan. As of December 31, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million. As of December 31, 2014, ARC DNAV had incurred, cumulatively to that date, $7.7 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties. As of December 31, 2014, the offering costs exceeded 1.5% of gross proceeds from its public offering by $6.4 million, which is a cap elected by its Advisor and became its Advisor’s responsibility. The ARC DNAV public offering terminated on February 11, 2015.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, ARC Global filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of December 31, 2014, ARC Global had received aggregate gross proceeds of $1.8 billion which includes the sale of 173.0 million shares in its public offering and $46.2 million from its distribution reinvestment plan. As of December 31, 2014, ARC Global owned 307 properties with an aggregate base purchase price of $2.4 billion. As of December 31, 2014 ARC Global had incurred, cumulatively to that date, $188.2 million in offering costs for the sale of its common stock and $91.5 million for acquisition costs related to its property acquisitions. The ARC Global public offering terminated on June 30, 2014.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of December 31, 2014, ARC HT II received aggregate gross proceeds of $2.1 billion, which includes the sale of 81.9 million shares in its public offering and $42.9 million from its distribution reinvestment plan. As of December 31, 2014, ARC HT II owned 118 properties with an aggregate purchase price of $1.6 billion. As of December 31, 2014, ARC HT II had incurred, cumulatively to that date, $227.6 million in offering costs for the sale of its common stock and $34.4 million for acquisition costs related to its portfolio of properties. The ARC HT II public offering terminated on November 17, 2014.

Realty Finance Trust, Inc.

Realty Finance Trust, Inc., or RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of December 31, 2014, RFT received aggregate gross proceeds of $384.2 million, which includes the sale of 15.2 million shares in its public offering and $5.2 million from its distribution reinvestment plan. As of December 31, 2014, RFT had 46 real estate mortgage debt investments with a total carrying value of $508.0 million and CMBS investments with a fair value of $50.6 million. As of September 30, 2014, RFT had incurred, cumulatively to that date, $31.4 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of December 31, 2014, ARCT V received aggregate gross proceeds of $1.6 billion which includes the sale of 61.8 million shares in its public offering and $81.4 million from its distribution reinvestment plan. As of December 31, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $49.8 million for acquisition costs related to its portfolio of properties. The ARCT V public offering terminated in October 2013.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PECO II was incorporated as Phillips Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of December 31, 2014, PECO II received aggregate gross proceeds of $560.5 million from the sale of 22.5 million shares in its public offering and $7.2 million from its distribution reinvestment plan. As of December 31, 2014, PECO II owned 20 properties at an aggregate purchase price of $321.7 million. As of December 31, 2014, PECO II had incurred, cumulatively to that date, $69.2 million in offering costs for the sale of its common stock and $5.4 million in acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 16, 2013, ARC HOST filed its registration statement with the SEC, which was declared effective by the SEC on January 7, 2014. As of December 31, 2014, ARC HOST received aggregate gross proceeds of $252.8 million, which includes the sale of 10.1 million shares in its public offering and $1.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC HOST owned six properties at an aggregate purchase price of $106.5 million. As of December 31, 2014, ARC HOST had incurred, cumulatively to that date, $31.4 million in offering costs for the sale of its common stock and $10.9 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of December 31, 2014, BDCA had raised gross proceeds of $1.7 billion which includes the sale of 151.4 million shares in its public offering and $61.7 million from its distribution reinvestment plan. As of December 31, 2014, BDCA’s investments, at amortized cost, were $1.9 billion. As of September 30, 2014, BDCA had incurred, cumulatively to that date, $158.8 million in offering costs for the sale of its common stock.

American Energy Capital Partners — Energy Recovery Program, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners — Energy Recovery Program, LP, or AERP, a Delaware limited partnership. AERP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AERP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AERP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of December 31, 2014, AERP had raised gross proceeds of $5.5 million, which includes the sale of 0.3 million shares in its public offering. As of December 31, 2014, AERP had made no investments. As of December 31, 2014, AERP had incurred, cumulatively to that date, $3.2 million in offering costs relating to the sale of its limited partner interests.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT sponsored by American Realty Capitaland is co-sponsored by UDF Holdings, L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of December 31, 2014, UDF V received aggregate gross proceeds of $10.0 million, which includes the sale of 0.5 million shares in its public offering and approximately $3,000 from its distribution reinvestment plan. As of December 31, 2014, UDF V had made two real estate mortgage debt investments with a total carrying value of $15.1 million. As of December 31, 2014 UDF V had incurred, cumulatively to that date, $1.2 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On May 28, 2014, ARC HT III filed its registration statement with the SEC, which became effective on August 20, 2014. As of December 31, 2014, ARC HT III received aggregate gross proceeds of $0.2 million, which includes the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC HT III had not acquired any properties. As of December 31, 2014, ARC HT III had incurred, cumulatively to that date, $2.3 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of December 31, 2014, ARC Global II received aggregate gross proceeds of $32.2 million, which includes the sale of 1.3 million shares and approximately $28,000 from its distribution reinvestment plan. As of December 31, 2014, ARC Global II owned two properties with an aggregate purchase price of $33.8 million. As of December 31, 2014, ARC Global II had incurred, cumulatively to that date, $6.2 million in offering costs for the sale of its common stock and $1.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 9, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of December 31, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC RCA II had not acquired any properties. As of December 31, 2014, ARC RCA II had incurred, cumulatively to that date, $2.4 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of December 31, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of December 31, 2014, BDCA II had made no investments. As of December 31, 2014, BDCA II had incurred, cumulatively to that date, $1.6 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by the parent of our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through December 31, 2014, American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PECO, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, RFT, BDCA, UDF V, PECO II, ARC HOST, ARC Global II, ARC HT III, ARC RCA II, BDCA II and our company.

ARCT was a non-traded REIT until March 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so.

ARCT III was a non-traded REIT until February 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

ARCT IV was a non-traded REIT until January 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so.

ARC HT was a non-traded REIT until April 2014, when it listed its common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so.

NYRT was a non-traded REIT until April 2014, when it listed its common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so.

The prospectus for each of the other public programs sponsored by the parent of our sponsor provided a date or time period by which it might be liquidated or engage in another liquidity event. PECO, ARC HT II, ARC Global, ARC RCA, ARC DNAV and ARCT V have each completed their primary offering stages, and ARC NYCR, ARC Global II, RFT, BDCA, BDCA II, ARC RCA II, ARC HT III, PECO II, UDF V and ARC HOST are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they might be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP's audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP's net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief accounting officer and its chief financial officer. ARCP's former chief financial officer also is one of the non-controlling owners of the parent of our sponsor, but does not have a role in managing our business or our sponsor's business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the chief executive officer and chairman of our board of directors until his resignation on November 17, 2014. This individual also is currently one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our Sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents. On March 30, 2015, ARCP filed its Form 10-K for the year ended December 31, 2014. ARCP’s filings with the SEC are available at the internet site maintained by the SEC, www.sec.gov.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Material U.S. Federal Income Tax Considerations

The second full paragraph on page 169 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We are currently invested in the real properties described in “Description of Real Estate Investments.” In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.”

Description of Securities

The second, third, fourth and fifth sentences of the first paragraph under the heading “Distribution Policy and Distributions” on page 195 of the Prospectus are hereby deleted.

The first sentence under the heading “Amendment of the Organizational Documents” on page 200 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“Except for those amendments permitted to be made without stockholder approval, our charter may be amended by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.”

The first sentence under the heading “Dissolution or Termination of the Company” on page 200 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“As a Maryland corporation, we may be dissolved at any time after the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.”

Summary of Partnership Agreement of Our Operating Partnership

The first two paragraphs under the heading “Class B Units” on page 210 of the Prospectus are hereby deleted in their entirety and replaced with the following disclosure.

“Subject to the approval of our board of directors, asset management subordinated participation interests to the advisor are paid in the form of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, will cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units are issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is equal to: (i) the product of (y) 0.1875% multiplied by (z) the cost of our assets (until the NAV pricing date, then the lower of the cost of assets and the fair value of our assets); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, after the NAV pricing date, to per share NAV.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.”

The following disclosure is added as the third sentence under the heading “Special Limited Partner” on page 215 of the Prospectus.

“The special limited partner is entitled to receive subordinated distributions in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.”

Plan of Distribution

The second paragraph under the heading “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 219 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We or our affiliates also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to registered representatives of our dealer manager and the selling group participants, such as:

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target;
•	the national and regional sales conferences of our selected broker-dealers;
•	training and education meetings for registered representatives of our selected broker-dealers; and
•	gifts, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event, the value of which shall not exceed an aggregate of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target.

The value of such items of non-cash compensation to participating broker-dealers will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.”

The first sentence under the heading “Volume Discounts” on page 220 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“We will offer certain volume, or quantity, discounts resulting in a reduced share purchase price to “single purchasers” (as defined herein) on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker-dealers will be reduced by the amount of the share purchase price discount.”

The last two paragraphs under the heading “Volume Discounts” on page 223 of the Prospectus are hereby deleted in their entirety and replaced with the following disclosure.

“California residents should be aware that quantity discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, quantity discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the available quantity discounts;
•	the same quantity discounts must be allowed to all purchasers of all shares which are part of the offering;
•	the minimum amount of shares on the purchase of which quantity discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions;
•	no discounts are allowed to any group of purchasers; and
•	quantity discounts are allowed by a showing that the aggregate amount thereof does not exceed, and that the measure of such discounts is reasonably related to, the saving of selling expense to be achieved in the sale of the quantities of shares for which such discounts are allowed.

Accordingly, quantity discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.”

The first paragraph under the heading “Subscription Process” on page 223 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“To purchase shares in this offering, you must complete and sign the subscription agreement in the form attached hereto as Appendix C-1. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to the applicable entity specified in the subscription agreement. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) for each offering at least five (5) business days prior to making any investment and meet the requisite criteria and suitability standards for any such other product(s). You should pay for any shares of any other offering(s) as set forth in the multi-offering subscription agreement. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.”

The section “Minimum Offering” on page 224 of the Prospectus is hereby deleted in its entirety.

How to Subscribe

The second and third bullet points on page 225 of the Prospectus are hereby deleted in their entirety and replaced, respectively, with the following disclosure.

“•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C-1. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, North Carolina, Oregon or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) for each offering at least five (5) business days prior to making any investment and meet the requisite criteria and suitability standards for any such other product(s). A specimen copy of the multi-offering subscription agreement, including instructions for completing it, is included as Appendix C-2.
•	Deliver a check to our dealer manager, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “American Realty Capital New York City REIT, Inc.” along with the completed subscription agreement. The name of the soliciting dealer appears on the subscription agreement. Certain dealers who have “net capital” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us for the purchase price of your subscription.”

The last paragraph of the section entitled “How to Subscribe” on page 225 of the Prospectus is hereby deleted in its entirety.

Experts

The paragraph under the heading “Experts” on page 228 of the Prospectus is hereby deleted in its entirety and replaced with the following disclosure.

“The consolidated financial statements of American Realty Capital New York City REIT, Inc. as of December 31, 2014 and 2013 and the year ended December 31, 2014 and the period from December 19, 2013 (date of inception) through December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.”

Change in Auditor

The following disclosure is hereby inserted as a new section following the section entitled “Experts” on page 228 of the Prospectus.

“Change in Auditor

On January 22, 2015, Grant Thornton LLP, or Grant Thornton, resigned as the Company’s independent registered public accounting firm. Grant Thornton’s resignation was accepted by the Company’s audit committee.

Grant Thornton’s audit reports on the Company’s consolidated financial statements for the period from December 19, 2013 to January 2, 2014 and for the period from December 19, 2013 to December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Since the Company’s establishment in December 2013 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through January 22, 2015, (i) there were no disagreements between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with a copy of the foregoing statements and has requested and received from Grant Thornton a letter addressed to the Securities and Exchange Commission stating that Grant Thornton agrees with the above statements.

On February 2, 2015, we engaged KPMG as our new independent registered public accounting firm for the fiscal year ended December 31, 2014. Our audit committee participated in and approved the decision to appoint KPMG.

During our two most recent fiscal years and the subsequent interim period from January 1, 2015 through February 2, 2015, neither we nor anyone acting on behalf of us, consulted KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us, that KPMG concluded was an important factor considered by us, in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).”

Incorporation of Certain Information by Reference

The following disclosure is hereby inserted as a new section under “Change in Auditor” as added by this Supplement No. 19.

“INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on January 7, 2015, January 20, 2015, January 28, 2015, February 2, 2015 (two filings on this date), February 9, 2015, February 13, 2015, March 30, 2015, and April 2, 2015; and
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC March 31, 2015; and
•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 4, 2015, including any subsequently filed amendments and reports filed for the purpose of updating such description.

We will provide to each person to whom this prospectus is delivered, including any beneficial owner, a free copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus, upon written or oral request. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at One Beacon Street, 14th Floor, Boston, MA 02108, 1-877-373-2522, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.”

Prior Performance Tables

The prior performance tables contained in Appendix A of the Prospectus are hereby deleted in their entirety and replaced with the prior performance tables attached to this Supplement No. 19 as Appendix A.

Subscription Agreements

The form of subscription agreement included in this Supplement No. 19 is hereby added as Appendix C-1 to the Prospectus. Appendix C-1 hereby deletes in its entirety and replaces Appendix C — American Realty Capital New York City REIT, Inc. Subscription Agreement to the Prospectus.

The form of multi-offering subscription agreement included in this Supplement No. 19 is hereby added as Appendix C-2 to the Prospectus.

APPENDIX A

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO from its inception on October 13, 2009 to December 31, 2014, ARC HT from its inception on August 23, 2010 to December 31, 2013, its last year before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2014, NYRT from its inception on October 6, 2009 to December 31, 2013, its last year before termination of its offering, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT III(1)	ARCT IV(2)	PECO	ARC HT(3)	ARCT V(4)	NYRT(5)		ARC RCA		ARC Global	ARC HT II
Dollar amount offered in primary offering	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,700,000	$1,500,000		$1,500,000		$1,500,000	$1,700,000
Dollar amount raised(7)	1,750,291	1,753,560	1,806,955	1,791,198	1,557,640	1,697,677	(6)	938,673		1,765,296	2,078,623
Length of offerings (in months)	18	10	43	27	7	40		43		27	21
Months to invest 90% of amount available for investment (from beginning of the offering)	18	14	46	32	12	40		N/A	(8)	29	22

(1)	ARCT III completed its offering in September 2012.
(2)	ARCT IV completed its offering in April 2013.
(3)	ARC HT completed its offering in April 2013.
(4)	ARCT V completed its offering in October 2013.
(5)	NYRT completed its offering in December 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(7)	Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(8)	As of December 31, 2014, this offering is still in the investment period and has not invested 90% of the amount offered.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination of its offering, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO for the last five years ended December 31, 2014, ARC HT from its inception on August 23, 2010 to Nine Months Ended September 30, 2014, the last period filed with the SEC before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2013, NYRT from its inception on October 6, 2009 to December 31, 2013, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014.

	ARCT(2)					ARCT III(3)			ARCT IV(4)
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$802
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.77	$5.50	$—	$51.62	$3.14
From operations	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$2.86	$—	$—	$—
From offering proceeds	$1.65	$2.56	$13.06	$—	$—	$13.30	$—	$—	$28.82	$1.76
From offering proceeds / distribution reinvestment plan	$23.04	$15.43	$8.90	$12.71	$—	$15.30	$2.64	$—	$11.79	$1.38
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	PECO					ARC HT
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$188,215	$73,165	$17,550	$3,529	$98	$194,367	$125,353	$35,738	$3,314	$—
Operating expenses	$191,256	$75,184	$18,804	$5,234	$808	$292,692	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(3,041)	$(2,019)	$(1,254)	$(1,705)	$(710)	$(98,325)	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(20,360)	$(10,511)	$(3,020)	$(811)	$(38)	$(20,593)	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(22,635)	$(12,350)	$(4,273)	$(2,516)	$(747)	$(117,932)	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$75,671	$18,540	$4,033	$593	$201	$53,150	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(715,772)	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$(514,563)	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$195,500	$1,210,275	$195,130	$61,818	$21,555	$391,418	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$119,562	$38,007	$3,673	$873	$—	$89,120	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$66.69	$54.12	$56.43	$58.07	$—	$49.75	$53.50	$29.48	$91.49	$—
From operations	$42.21	$26.40	$56.43	$39.44	$—	$29.67	$25.11	$15.87	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$18.62	$—	$7.66	$—	$0.24	$—	$—
From offering proceeds	$—	$1.08	$—	$—	$—	$—	$—	$—	$50.96	$—
From offering proceeds / distribution reinvestment plan	$24.48	$26.64	$—	$—	$—	$12.42	$28.39	$13.37	$40.53	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,277,734	$1,767,110	$337,167	$87,463	$22,831	$2,329,616	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$2,150,769	$1,721,527	$325,410	$85,192	$22,713	$2,148,337	$1,734,573	$690,668	$172,315	$844
Total liabilities	$742,629	$251,995	$173,139	$58,007	$21,556	$1,026,496	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARCT V	NYRT					ARC Retail
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From July 29, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—	$28,109	$7,161	$1,266	$—	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1	$36,887	$8,974	$2,635	$313	$—
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)	$(8,778)	$(1,813)	$(1,369)	$(313)	$—
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—	$(3,907)	$(2,761)	$(833)	$—	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)	$(12,632)	$(4,704)	$(2,202)	$(313)	$—
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$(1)	$4,509	$(786)	$187	$(260)	$—
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—	$(586,368)	$(12,740)	$(12,902)	$—	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1	$739,527	$26,543	$12,993	$259	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (5)	$— (5)	$—	$27,032	$1,738	$140	$—	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—	$28.80	$24.37	$17.63	$—	$—
From operations	$—	$5.55	$17.30	$6.04	$—	$—	$3.33	$—	$15.24	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$6.34	$6.61	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$9.53	$4.93	$—	$—	$—	$—	$9.68	$15.07	$—	$—	$—
From offering proceeds / distribution reinvestment plan	$13.12	$11.10	$14.64	$9.62	$—	$—	$15.79	$9.30	$2.39	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954	$954,925	$126,039	$56,867	$36	$1,156
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954	$935,810	$119,942	$55,724	$36	$1,156
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755	$152,710	$73,061	$57,046	$3,755	$956
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARC Global				ARC HT II
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Period From July 13, 2011 (Date of Inception) to December 31, 2011	Year Ended December 31, 2014	Year Ended December 31, 2013	Period From October 15, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$93,383	$3,951	$30	$—	$58,439	$1,817	$—
Operating expenses	$135,512	$10,007	$433	$16	$92,770	$1,953	$15
Operating income (loss)	$(42,129)	$(6,056)	$(403)	$(16)	$(34,331)	$(136)	$(15)
Interest expense	$(14,852)	$(969)	$(10)	$—	$(3,559)	$—	$—
Net income (loss)-GAAP basis	$(53,594)	$(6,989)	$(413)	$(16)	$(37,678)	$(221)	$(15)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(9,693)	$(3,647)	$(418)	$—	$(4,406)	$(764)	$—
Net cash flows provided by (used in) investing activities	$(1,517,175)	$(111,500)	$(1,357)	$—	$(1,531,415)	$(46,484)	$—
Net cash flows provided by (used in) financing activities	$1,582,907	$124,209	$2,027	$—	$1,606,605	$159,078	$3
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$80,313	$3,082	$1	$—	$76,744	$2,650	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$45.50	$19.99	$0.45	$—	$36.92	$14.19	$—
From operations	$0.04	$—	$—	$—	$—	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$20.03	$11.43	$0.45	$—	$16.92	$6.99	$—
From offering proceeds / distribution reinvestment plan	$25.43	$8.56	$—	$—	$20.00	$7.20	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,471,365	$217,234	$2,963	$559	$1,888,657	$161,300	$810
Total assets (after depreciation)	$2,428,797	$214,927	$2,933	$559	$1,857,710	$160,206	$810
Total liabilities	$1,012,128	$92,207	$3,729	$375	$125,533	$2,057	$625
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	ARCT IV completed its offering in October 2013. The data above includes uses of offering proceeds through December 31, 2013. On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP.
(5)	Excludes distributions related to private placement programs.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV sets forth summary information on the results of programs sponsored directly or indirectly by the parent of our sponsor that have closed in the most recent five years and that have similar or identical investment objectives to us. For purposes of Table IV and the related narrative information, we consider a program to be closed at the earlier of the time when affiliates of the parent of our sponsor are no longer serving as the advisor, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger.

Program name	ARCT(1)		ARCT III(2)		ARCT IV(3)		ARC HT(4)		NYRT(5)
Date of program closing	3/1/2012		2/26/2013		1/3/2014		4/7/2014		4/15/2014
Duration of program (months)	50		23		19		38		44
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,791,198		$1,697,677	(6)
Annualized Return on Investment	8.7	%(7)	22.0	%(8)	17.4	%(8)	6.0	%(8)	5.4	%(7)
Median Annual Leverage	31.9%		15.0%		0.0%		15.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$190,285		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private placements. On March 1, 2012, ARCT became a self-administered REIT and listed its common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP's common stock; and (iii) 0.5937 of a share of ARCP's 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	ARC HT completed its offering in April 2013 and listed its common stock on the NASDAQ Global Select Market on April 7, 2014. The data above includes uses of offering proceeds through December 31, 2013. On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. Pursuant to the terms of the merger agreement, each share of ARC HT's common stock was converted into the right to receive (i) 0.1688 of a share of common stock of Ventas, Inc. or (ii) $11.33 in cash. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.
(5)	NYRT completed its offering in December 2013 and listed its common stock on the New York Stock Exchange on April 15, 2014. The data above includes uses of offering proceeds through December 31, 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.

(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(8)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales or disposals of properties by ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, ARC DNAV, ARC Global, ARC RCA, ARC HT II, PECO II, HOST, ARC NYCR, ARC HT III, ARC Global II and ARC RCA II for the last three years ended December 31, 2014.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
ARCT III(6) — None
ARCT IV(7) — None
PECO:	March 2014	November 2014	$7,429	$—	$—	$—	$7,429	$—	$7,524	$7,524	$332
ARC HT(8) — None
ARCT V — None
NYRT — None
ARC DNAV — None
ARC Global — None
ARC RCA:	September 2013	April 2014	$543	$—	$—	$—	$543	$—	$10	$10	$—
ARC HT II — None
PECO II — None
ARC NYCR — None
ARC HT III — None
ARC Global II — None
ARC RCA II — None

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(7)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(8)	On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.

APPENDIX C-1

American Realty Capital
New York City REIT

EFFECTIVE APRIL 15, 2015 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REIT, NYC REIT and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment

Acct# ________________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** *– Owner and custodian signature required.*

State of ______ Custodian for ______________________

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ______________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) **–** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

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EFFECTIVE APRIL 15, 2015 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______ (City / State/Province / Country)

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

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6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE APRIL 15, 2015 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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APPENDIX C-2

ARC Global II | ARC HT III | RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AERP | RPT

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PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OREGON OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

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1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AERP and its affiliates, as well as AERP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

*** *Please consult with your financial advisor and check one of the options pertaining to the class of shares you intend to purchase. The prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.*

Investment		Investment Amount
☐ **American Realty Capital Global Trust II, Inc. ("ARC-Global II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Realty Finance Trust, Inc. ("RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Energy Capital Partners – Energy Recovery Program, LP ("AERP")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **RREEF Property Trust, Inc. ("RPT")** ▸ State in which sale was made: ______	☐ Initial Investment***: ☐ *Class A Shares (or)* ☐ *Class B Shares* ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

☐ **Volume Discount:** To be completed by purchaser after discussion with broker-dealer.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-Global II** *(except ARC-Global II investors in PA if escrow in state not broken)*, **ARC-HT III** *(except ARC-HT III investors in PA and WA if escrow in state not broken)*, **RFT, BDCA, Grocery Center REIT II, ARC Hospitality, NYC REIT, AERP** *(except AERP investors in AZ and PA if escrow in state not broken)*, **and RPT** *(except RPT investors in PA if escrow in state not broken)* **make checks payable to the respective offering:** American Realty Capital Global Trust II, Inc., (or) American Realty Capital Healthcare III, Inc. (or) Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc. (or) American Energy Capital Partners – Energy Recovery Program, LP (or) American Realty Capital New York City REIT, Inc. (or) RREEF Property Trust, Inc.
  - **For ARC-Global II investors in PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust II, Inc.
  - **For ARC-HT III investors in PA and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Healthcare Trust III, Inc.
  - **For AERP investors in AZ and PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners – Energy Recovery Program, LP
  - **For RPT investors in PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for RREEF Property Trust, Inc.

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2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) **Transfer on Death (TOD):** *Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual –** *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*
- ☐ **Tenants in Common –** *All parties must sign & initial.*
- ☐ **Community Property –** *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership –** *Authorized signature required. Include LLC Operating Agreement, LLC Resolution, Articles of Incorporation, Corporate Resolution, Partnership Agreement, Partnership Certification of Powers or Certificate of Limited Partnership as applicable.*
  ☐ C Corp ☐ S Corp
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA) –** *Owner and custodian signature required.*
  State of ______ Custodian for ____________________
- ☐ **Estate –** *Personal representative signature required.*
  Name of Executor: ______________________________
  Include a copy of the court appointment or other documents authorizing to act on behalf of estate.
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______________________________
- ☐ **Trust –** *Trustee(s) signature(s) and copy of trust documents or Trust Certification form required.*
- ☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*
- ☐ **Non-Profit Organization**
- ☐ **Other** (Specify) – ______________________________
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA* –** *One signature required.*
- ☐ **Roll-Over IRA* –** *One signature required.*
- ☐ **Roth IRA* –** *One signature required.*
- ☐ **Simple IRA**
- ☐ **Beneficial IRA –**
  Decedent's Name ______________________________
- ☐ **KEOGH Plan* –** *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*
- ☐ **Other** (Specify) – ______________________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

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3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

Date of Agreement *(for trusts only)* ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status **(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City | State/Province | Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

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4a

IMPORTANT: Investor Information is required. Must be completed by all RPT investors.

Note: For RPT investors only.

Individual or Joint Account *(RPT Only)*

Name of Primary Account Owner ______________________

Date of Birth ______________________

Social Security Number or Taxpayer ID # ______________________

US Residential Address (No P.O. Boxes) ______________________

City, State, Zip ______________________

Mailing Address (If Different) ______________________

City, State, Zip ______________________

Daytime Phone Number: ______________________

Email Address: ______________________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ______________

Select One: ☐ **Employed** ☐ **Not Employed** ☐ **Retired**

Occupation: ______________________

Name of Employer: ______________________

Address of Employer: ______________________

City, State, Zip ______________________

If you checked Not Employed or Retired, please provide source of income: ______________________

Please attach a separate sheet with the above information for each additional owner.

Entity Account *(RPT Only)*

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select One: ☐ **Yes** ☐ **No**

If yes, please explain: ______________________

____

Name of Legal Entity: ______________________

Social Security Number OR Tax ID Number: ______________________

Street Address of Legal Entity (P.O. Box not acceptable) ______________________

City, State, Zip ______________________

Mailing Address (If Different) ______________________

City, State, Zip ______________________

Daytime Phone Number: ______________________

Email Address: ______________________

Date of Trust Agreement (for trusts only) ______________________

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5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares, including failure to meet the applicable suitability standards, as applicable to each Issuer.*

3 *I/we authorize American Realty Capital Global Trust II, Inc., American Realty Capital Healthcare Trust III, Inc., Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc., American Energy Capital Partners – Energy Recovery Program, LP, or RREEF Property Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust III, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of Realty Finance Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - GROCERY CENTER REIT II, INC.

▸ *I hereby subscribe for Shares of Phillips Edison - Grocery Center REIT II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-6

5 *Continued*

4 ***For RPT Investors Only:*** *If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 and/or 4. IRA accounts may not direct distributions without the custodian's approval.*

Distributions

AMERICAN ENERGY CAPITAL PARTNERS – ENERGY RECOVERY PROGRAM, LP

- *I hereby subscribe for common units of American Energy Capital Partners – Energy Recovery Program, LP and elect the distribution option indicated below:*

☐ **Mail Check** to the address of record

☐ **Credit Distribution** *to my IRA or Other Custodian Account*

☐ **Cash/Direct Deposit**[3] *(Please attach a preprinted voided check (Non-Custodian Investors only) - I authorize American Energy Capital Partners – Energy Recovery Program, LP or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify American Energy Capital Partners – Energy Recovery Program, LP in writing to cancel it. If American Energy Capital Partners – Energy Recovery Program, LP deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)*

RREEF PROPERTY TRUST, INC.

- *I hereby subscribe for shares of RREEF Property Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3,4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-7

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Energy Capital Partners – Energy Recovery Program, LP** ☐ **RREEF Property Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____

Your e-mail address will be held in confidence and used only for matters relating to your investments.

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-8

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to Business Development Corporation of America or RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:	Owner	Co-Owner
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
In addition to any state highlighted below, I/we acknowledge that ARC-Global II is not yet effective in Minnesota.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-9

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-Global II and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in us, shares of our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-Global II for a Pennsylvania investor is 10% of his or her net worth. ARC-Global II will not release from escrow any proceeds received from Pennsylvania residents unless and until we raise a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to this offering.		

For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that ARC-HT III is not yet effective in Minnesota.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-HT III and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT III and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-HT III and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-HT III for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC-HT III for this offering with the Missouri Securities Division.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-10

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only *(Continued)***:**		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-HT III and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC-HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-HT III for a Pennsylvania investor is 10% of his or her net worth. ARC-HT III will not release from escrow any proceeds received from Pennsylvania residents unless and until ARC-HT III raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to ARC-HT III offering.		

For Realty Finance Trust, Inc. ("RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-11

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Realty Finance Trust, Inc. ("RFT") Investors Only *(Continued)***:**		
***Maine residents only*:** The Maine Office of Securities recommends that an investor's aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***Michigan residents only*:** The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth.		
***Missouri residents only*:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division.		
***New Mexico residents only*:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***North Dakota residents only*:** North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth.		

For Business Development Corporation of America ("BDCA") Investors Only:	**Owner**	**Co-Owner**
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

C-2-12

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles).*		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles).*		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in us and our affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-13

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)***:**		
***Kansas residents only*:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***Michigan and Pennsylvania residents only*:** A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
***Missouri residents only*:** In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
***California residents only*:** In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a Net Worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in NYC REIT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Kansas residents only*:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Maine residents only*:** The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***Michigan residents only*:** The maximum investment allowable in NYC REIT for a Michigan investor is 10% of his or her net worth.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-14

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-15

6 *Continued*

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		

American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners – Energy Recovery Program, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners – Energy Recovery Program, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the Units, including the background of the General Partner and the tax consequences of my investment.		
Arizona residents only: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the Partnership from investors, including subscriptions from Arizona investors.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: If you are a resident of Iowa, you must represent that you have a liquid net worth of at least 10 times your investment in this program and affiliated programs and you meet the $85,000/$85,000/$330,000 suitability requirement.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

C-2-16

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only *(Continued)***:**		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
New Mexico residents only: I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in interests of AERP, Affiliates of AERP, and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Oklahoma residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
Texas residents only: I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in the Partnership does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		

RREEF Property Trust, Inc. ("RPT") Investors Only:		
I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.		
I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.		
I/we am/are purchasing the shares for the account referenced above.		
I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.		
Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-17

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
RREEF Property Trust, Inc. ("RPT") Investors Only *(Continued)*:		
New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.		
Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-18

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number OR Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor

Print Name Date

6b

FOR AERP INVESTORS ONLY.

Continued

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________________

Co-Owner Signature (if applicable) ______________________________

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-19

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or disregarded entity not owned by an individual	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) A SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or FIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

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6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **For RPT Investors Only:** Class A Shares are being purchased net of up front commissions.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________

Mailing Address ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________

Representative # ______________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________

City, State, Zip ______________________

Business Phone # (Required) ______________________

Fax Phone # ______________________

E-mail Address ______________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________

Date ______________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________

Date ______________________

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IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC-Global II, ARC-HT III; AERP; RPT.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Global Trust II, Inc. c/o American National Stock Transfer, LLC 430 W 7th St, Kansas City, MO 64105-1407	**American Realty Capital Global Trust II, Inc.** c/o American National Stock Transfer, LLC 430 W 7th St, Kansas City, MO 64105-1407
American Realty Capital Healthcare Trust III, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Healthcare Trust III, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
Realty Finance Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**Realty Finance Trust, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
Business Development Corporation of America c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**Business Development Corporation of America** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
Phillips Edison - Grocery Center REIT II, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison - Grocery Center REIT II, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Hospitality Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Hospitality Trust, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital New York City REIT, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital New York City REIT, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
American Energy Capital Partners – Energy Recovery Program, LP c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Energy Capital Partners – Energy Recovery Program, LP** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731, Kansas City, MO 64121-9731	**RREEF Property Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC-Global II, ARC-HT III and AERP:

- **For ARC-Global II investors in PA, investors in PA, ARC-HT III investors in PA and WA, and AERP investors in AZ and PA, before escrow requirements met, mail to:**

American Realty Capital Global Trust II, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

American Realty Capital Healthcare Trust III, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

American Energy Capital Partners – Energy Recovery Program, LP
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

- **For RPT investors in PA (before escrow requirements met) mail to:**

UMB Bank, N.A., as Escrow Agent for RREEF Property Trust
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871976025
FAO: (Include Account Title)

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (844) 276-1077 | Facsimile: (646) 861-7793

For RPT only:
Investment Processing Dept
c/o DST Systems
430 W. 7th St., Kansas City, MO 64105-1407
Phone: (877) 907-1148 | Facsimile: (855) 223-2474

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